Exhibit 10.1
CONSTRUCTION LOAN AGREEMENT
This CONSTRUCTION LOAN AGREEMENT (as the same may be amended, restated, modified, substituted or extended from time to time, this “Agreement”) is made as of this 16th day of November, 2023 (the “Closing Date”), by and among (i) MARI HOLDINGS MD LLC, a Massachusetts limited liability company (“MD Owner”), (ii) HARTWELL REALTY HOLDINGS LLC, a Massachusetts limited liability company (“MA Owner”), (iii) KIND THERAPEUTICS USA, LLC, a Maryland limited liability company (“MD Operator”), (iv) ARL HEALTHCARE INC., a Massachusetts corporation (“MA Operator”), and (v) MARIMED ADVISORS INC., a Delaware corporation (“MariMed Advisors”), each having a principal address of 10 Oceana Way, Norwood, Massachusetts 02062 (individually and collectively, as the context may require, “Borrower,” which expression shall include Borrower’s permitted successors and assigns), and (ii) NEEDHAM BANK, a Massachusetts co-operative bank having an address of 1063 Great Plain Avenue, Needham, Massachusetts 02492 (“Lender,” which expression shall include Lender’s successors and assigns).
PRELIMINARY STATEMENTS
A.(i) MA Owner, is the owner of (a) a fee simple interest in certain real property located at 29 Harding Street, Middleborough, Massachusetts, as more fully described on Exhibit A attached to the Middleborough Mortgage, as defined below (the “Middleborough Land”), together with the buildings and other improvements now or hereafter constructed thereon (collectively, the “Middleborough Building”) (the Middleborough Land and the Middleborough Building, together with all other property and interests encumbered by the Middleborough Mortgage are referred to herein as the “Middleborough Mortgaged Property”), and (b) a leasehold interest in certain real property located at 167 John Vertente Blvd., New Bedford, Massachusetts, as more fully described on Exhibit A attached to the New Bedford Mortgage, as defined below (the “New Bedford Land”), together with the buildings and other improvements now or hereafter constructed thereon (collectively, the “New Bedford Building”) (the New Bedford Land and the New Bedford Building, together with all other property and interest encumbered by the New Bedford Mortgage are referred to herein as the “New Bedford Mortgaged Property”); (ii) MD Owner is the owner of a fee simple interest in certain parcels of real property located at (a) 504 East First Street, Hagerstown, Maryland, as more fully described on Exhibit A attached to the Hagerstown Mortgage, as defined below (the “Hagerstown Land”), together with the buildings and other improvements now or hereafter constructed thereon (collectively, the “Hagerstown Building”) (the Hagerstown Land and the Hagerstown Building, together with all other property and interests encumbered by the Hagerstown Mortgage are referred to herein as the “Hagerstown Mortgaged Property”), and (b) 2061 Generals Highway, Annapolis, Maryland, as more fully described on Exhibit A attached to the Annapolis Mortgage, as defined below (the “Annapolis Land” and, together with the Middleborough Land, the New Bedford Land and the Hagerstown Land, the “Land”), together with the buildings and other improvements now or hereafter constructed thereon (collectively, the “Annapolis Building” and, collectively with the Middleborough Building, the New Bedford Building and the Hagerstown Building, the “Building”) (the Hagerstown Land and the Hagerstown Building, together with all other property and interests encumbered by the Hagerstown Mortgage are referred to herein as the “Hagerstown Mortgaged Property” and collectively with the Middleborough Mortgaged Property, the New
Bedford Mortgaged Property and the Hagerstown Mortgaged Property, as the “Mortgaged Property”); (iii) MA Operator operates certain business activities at the buildings and other improvements located on the Middleborough Land and the New Bedford Land pursuant to lease agreements with MA Owner; (iv) MD Operator operates certain business activities at the buildings and other improvements located on the Hagerstown Land and the Annapolis Land pursuant to lease agreements with the MD Owner; and (v) MariMed Advisors is an affiliate of MA Owner, MD Owner, MA Operator and MD Operator.
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B.MD Owner intents to construct upon the Hagerstown Mortgaged Property certain improvements (the “Project”), generally as shown on the plan entitled, “Phase III Interior Alterations to Kind Therapeutics USA, LLC,” dated January 18, 2023, prepared by Alsip Associates.
C.Lender has agreed to extend to Borrower a loan in the original principal amount not to exceed FIFTY-EIGHT MILLION SIX HUNDRED NINETY-FIVE THOUSAND AND 00/100 DOLLARS ($58,695,000.00) (the “Loan”) pursuant to the terms of this Agreement, as evidenced by a Promissory Note dated of even date herewith made by Borrower in favor of Lender in the face amount of the Loan (as the same may be amended, restated, modified, substituted or extended from time to time, the “Note”), and the other Loan Documents, as defined below. Capitalized terms used herein without definition shall have the definitions for the same set forth in the Loan Agreement.
D.The proceeds of the Loan will be used (i) to fund the payoff of existing mortgage debt on the Mortgaged Property, (ii) to fund the payoff of certain other credit facilities previously extended to Borrower, (iii) for the payment of a portion of the Project Costs in accordance with the Project Budget, and (iv) to fund a portion of the costs and expenses to be incurred by Borrower in connection with the closing of the Loan, including, without limitation, the Closing Costs.
E.Borrower’s obligations under this Agreement, the Note and the other Loan Documents are secured, in part, by (i) a Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “Middleborough Mortgage”) from MA Owner in favor of Lender, of even date herewith; (ii) a Leasehold Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “First New Bedford Mortgage”) from the MA Owner in favor of Lender, of even date herewith; (iii) a Leasehold Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “Second New Bedford Mortgage” and, together with the First New Bedford Mortgage, the “New Bedford Mortgage”) from the MA Owner in favor of Lender, of event date herewith; (iv) a Construction Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing (as the same may be amended, restated, modified, substituted or extended from time to time, the “Hagerstown Mortgage”) from the MD Owner in favor of the Trustee named therein, for the benefit of Lender, of even date herewith; and (v) a Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing (as the same may be amended, restated, modified, substituted or extended from time to time, the “Annapolis Mortgage” and, collectively with the Middleborough Mortgage, the New Bedford Mortgage and the Hagerstown Mortgage, each, a “Mortgage” and collectively, the “Mortgages”) from the MD Owner in favor of the Trustee named therein, for the benefit of Lender, of even date herewith.
F.To induce Lender to extend the Loan to Borrower, and in consideration of the mutual covenants, agreements, representations and warranties herein contained and the faithful performance of said covenants and agreements, Borrower covenants, agrees, represents and warrants as follows:
AGREEMENT
1.DEFINITIONS
“Additional Reserve Collateral” has the meaning set forth in Section 7.22.

“Additional Reserve Collateral Account” has the meaning set forth in Section 7.22.

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“Adjusted Interest Rate” has the meaning set forth in the Note.

“Advance” means any disbursement of Loan proceeds by Lender pursuant to this Agreement.
“Affiliate” means, with respect to any Person, (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, ten percent (10% or more of the outstanding capital stock, shares or equity interests of such Person, (c) any officer, director, shareholder, employee, partner, member, manager or trustee of such Person or any other Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person), or (d) as to any natural Person, any spouse, parent, child or sibling of such Person.
“Agreement” has the meaning set forth in the preamble.
“Annapolis Assignment of Leases” means that certain Assignment of Leases and Rents, of even date herewith, by MD Owner in favor of Lender with respect to MD Owner’s interests in the Leases and Rents and the Annapolis Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“Annapolis Building” has the meaning set forth in Paragraph A.
“Annapolis Land” has the meaning set forth in Paragraph A.
“Annapolis Mortgage” has the meaning set forth in Paragraph E.
“Annapolis Mortgaged Property” has the meaning set forth in Paragraph A.
“Anti-Terrorism Laws” means any applicable federal, state or local laws related to terrorism or any other activities covered by or included in Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.
“Applicable Laws” shall mean, subject to the carve-outs and acknowledgments contained in Section 12, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of any arbitrator, in each case applicable to or binding on such Person or any of its property, products, business, assets or operations or to which such Person or any of its property, products, business, assets or operations is subject.
“Approved Appraisal” means an MAI-prepared appraisal prepared by an appraiser approved by Lender, in form and substance reasonably acceptable to Lender. Each Approved Appraisal shall be prepared in accordance with the standards set forth in Part 323 of the regulations of the Federal Deposit Insurance Corporation adopted pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the Interagency Appraisal and Evaluation Guidelines applicable to Federally Related Transactions, and shall be prepared in response to an engagement letter to be issued by Lender.
“Architect’s Agreement” means that certain Proposal/Agreement for Architectural Services by and between MD Operator and the Project Architect, dated April 2, 2019.
“Assignee” has the meaning set forth in Section 10.3.

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“Assignment of Agreements” means that certain Assignment of Agreements, Permits and Rights, of even date herewith, by Borrower in favor of Lender with respect to Borrower’s interests in the property agreements and the Required Permits and Approvals related to the Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“Assignment of Architect’s Agreement” means the Assignment of Architect’s Agreement, of even date herewith, by MD Operator in favor of Lender, with the consent of the Project Architect, with respect to any architectural services provided by the Project Architect, as the same may be amended, restated, modified, substituted or extended from time to time.
“Assignment of Construction Contract” means the Assignment of Construction Contract, of even date herewith, by Borrower in favor of Lender, with the consent of the General Contractor, with respect to Borrower’s interests in the Construction Contract, as the same may be amended, restated, modified, substituted or extended from time to time.
“Assignment of Engineer’s Agreement” means the (i) the Assignment of Engineer’s Agreement of even date herewith, by Borrower in favor of Lender, with the consent of Paragon Engineering Services Inc., as the same may be amended, restated, modified, substituted or extended from time to time; and (ii) the Assignment of Engineer’s Agreement of even date herewith, by Borrower in favor of Lender, with the consent of Comfort Design, Inc. (a/k/a CDI), as the same may be amended, restated, modified, substituted or extended from time to time.
“Assignment of Leases” and “Assignments of Leases” means (i) the Annapolis Assignment of Leases, (ii) the Hagerstown Assignment of Leases, (iii) the Middleborough Assignment of Leases, and (iv) the New Bedford Assignment of Leases.
“Bank Product” means any of the following products or services extended pursuant to a separate written agreement to Borrower or Affiliate of Borrower by Lender or any of its Affiliates: (a) Cash Management Services; (b) products under hedging agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services.
“Bank Product Debt” means debt, obligations and other liabilities of Borrower or Affiliate of Borrower with respect to Bank Products.
“Borrower” has the meaning set forth in the preamble.
“Borrower’s Counsel” means Burns & Levinson LLP.
“Building” has the meaning set forth in Paragraph A.
“Business Day” means any day that banks are open for business in the continental United States, exclusive of weekend days and public holidays under the laws of the United States or The Commonwealth of Massachusetts.
“Calculation Date” means December 31st of each calendar year during the term of the Loan, beginning on December 31, 2024.
“Cannabis” means: (a) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana (as defined in the Controlled Substances Act of the United States, 21 U.S.C. ⸹⸹ 801 et seq.) and industrial hemp and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower or trichome; (b) any material obtained,

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extracted, isolated or purified from the plant or seed or the parts contemplated by clause (a) of this definition, including any oil cannabinoid, terpene, genetic material or any combination thereof; (c) any organism engineered to biosynthetically produce the material contemplated by clause (b) of this definition, including any micro-organism engineered for such purpose; (d) any biologically or chemically synthesized version of the material contemplated by clause (b) of this definition or any analog thereof, including any product made by any organism contemplated by clause (c) of this definition; and (e) any other meaning ascribed to the term “cannabis,” “marijuana” or “marihuana” (or any similar term) under Applicable Law.
“Cannabis Authorities” means (i) the CCC or municipal authorities having jurisdiction over any Borrower to enforce any Massachusetts Marijuana Laws and (ii) the MCA or municipal authorities having jurisdiction over any Borrower to enforce any Maryland Marijuana Laws.
“Capital Expenditures” means, for the applicable period tested, the sum of (a) all expenditures that, in accordance with GAAP, are required to be included in land, property, plant or equipment or similar fixed asset account (whether involving real or personal property) and (b) Capital Lease Obligations incurred during such period (excluding renewals of Capital Leases).
“Capital Lease” means any lease of property, plant, equipment, or intangible asset that, in accordance with GAAP, would be capitalized on a balance sheet.
“Capital Lease Obligations” means the aggregate capitalized amount of obligations under all Capital Leases.
“Cash Collateral” has the meaning set forth in Section 7.15.
“Cash Management Services” services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services. It is expressly understood and agreed that Borrower shall, at Borrower’s sole cost and expense, obtain and maintain with Lender any fraud prevention products offered by Lender.
“CCC” shall mean the Massachusetts Cannabis Control Commission or any successor authority and all municipal authorities having jurisdiction over MA Owner and/or MA Operator.
“Change in Cannabis Law” shall mean any change in Applicable Law, including, without limitation, Massachusetts Marijuana Laws, Maryland Marijuana Laws, or change in the enforcement practices of federal authorities that would (a) make it unlawful for Lender to (i) perform any of its obligations hereunder or under any other Loan Documents, or (i) to fund or maintain the Loan, or (b) result in the activities conducted by Borrower necessary to the performance of its business being Restricted Cannabis Activities.
“Change Order” means any change to the Plans and Specifications or the terms and conditions of the Construction Contract or Architect’s Agreement.
“Closing Costs” means all reasonable costs and expenses associated with entering into the Loan, including, without limitation, the costs of any title examinations, title insurance premiums, recording costs, copy expenses, legal fees and expenses and appraisal fees.
“Closing Date” has the meaning set forth in the preamble.
“Collateral Reserve Account” has the meaning set forth in Section 7.15.

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“Commitment Fee” means the sum of FOUR HUNDRED FORTY THOUSAND TWO HUNDRED TWELVE AND 50/100 DOLLARS ($440,212.50) with respect to the Loan.
“Completion Guaranty” means that certain Completion Guaranty, of even date herewith, by Guarantor in favor of Lender, regarding completion of the Project, as the same may be amended, restated, modified, substituted or extended from time to time.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit A attached hereto, duly executed and acknowledged by Borrower and Guarantor and provided in connection with the delivery of the Financial Statements, as required by Section 7.2 hereof and Section 11(b) of the Payment Guaranty.
“Construction Consultant” means Partner Engineering and Science, Inc.
“Construction Consultant Report” means the report of the Construction Consultant summarizing its findings regarding its inspection of the Project and its review of a Request for Advance (including the applicable Requirements), as more particularly described in this Agreement.
“Construction Contract” means that certain fully executed Standard Form of Agreement Between Owner and Contractor by and between the General Contractor and the MD Owner for the construction of the Project, in form and substance satisfactory to Lender.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, partnership interests, membership interests or other equity interests, by contract or otherwise.
“Conveyance” means the act of conveying, selling, alienating, transferring, mortgaging, encumbering, assigning, pledging or otherwise disposing of voluntarily, involuntarily, by operation of law or otherwise.
“Debt Service Covenant” has the meaning set forth in Section 7.19.
“Debt Service Coverage Ratio” means the ratio of (a) EBITDA, (b) divided by actual principal and interest payments on all debt of MA Operator, MD Operator, MD Owner and MA Owner in the aggregate.
“Debt Service Shortfall” has the meaning set forth in Section 7.17.
“Default Rate” has the meaning set forth in the Note.
“DE Secretary of State” means, the Secretary of State for the State of Delaware.
“Distributions” means, with respect to any Person, (a) any payment by such Person of any distributions or dividends on any of its Equity Securities, (b) any capital used (or set aside in a fund to be used) by such Person to purchase, redeem, or retire any of its Equity Securities, whether directly or indirectly through a Subsidiary or otherwise, or (c) any payment by such Person which represents a return of capital to the holders of its Equity Securities.
“EBITDA” means, based on a trailing twelve (12) month period, earnings before income, taxes, depreciation and amortization of intangible assets of MA Operator and MD Operator, plus intercompany management fees, plus intercompany rent, plus non cash stock compensation, less increases in debt to shareholders, less decreases in debt from shareholders, less cash

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distributions/dividends and Unfinanced Capital Expenditures, all as determined in accordance with GAAP.
“Engineer” means (i) Mr. Roger L. Catlett, P.E., Comfort Design, Inc.; and (ii) Paragon Engineering Services, Inc.
“Engineer’s Agreement” means (i) that certain fully executed Agreement between Client and Engineer for Professional Services, dated January 30, 2023, by and between MD Owner and Mr. Roger L. Catlett, P.E., Comfort Design, Inc.; and (ii) that certain fully executed proposal, dated January 27, 2023, by and between Paragon Engineering Services, Inc. and the General Contractor, each in form and substance satisfactory to Lender.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement, of even date herewith, by Borrower and Guarantor in favor of Lender, regarding the Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“Environmental Report” has the meaning set forth in the Environmental Indemnity Agreement.
“Equity Securities” means, with respect to any Person, any and all shares, interests, units, participations, rights, or other equivalents (however designated and whether voting and non-voting) in or of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any and all rights, warrants, debt securities, options or other rights exchangeable for or convertible into any of the foregoing.
“Event of Default” has the meaning set forth in Section 9.1.
“Executive Order 13224” means as Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and the Annex thereto, as the same may be from time to time supplemented or amended.
“Finally Completed” or “Final Completion” means the point at which (a) all work on the Project has been completed (including all Punch List Items) pursuant to the Plans and Specifications, the Construction Contract and this Agreement, free of material defects in construction or materials, sufficient to commence occupancy of the Project for its Permitted Uses, all as reasonably determined by Lender and the Construction Consultant, and (b) Borrower has satisfied the conditions of Section 3.7 hereof.
“Final Completion Deadline” means the date that is twelve (12) months from the Closing Date.
“Financials” has the meaning set forth in Section 4.4.
“Financial Statements” has the meaning set forth in Section 7.2.
“Financing Statements” means the UCC-1 Financing Statements, naming Borrower, as debtor, and Lender, as secured party, regarding the Loan and to be filed with the DE Secretary of State, the MA Secretary of State and the SDAT, as applicable, as the same may be amended, restated, modified, substituted or extended from time to time.
“First New Bedford Mortgage” has the meaning set forth in Paragraph E.

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“Force Majeure” means delays due to strikes, lockouts, inability to procure materials, power failures, acts of God (including, without limitation, unusual or out of the ordinary weather conditions that materially affect the performance of construction work), unanticipated governmental restrictions, enemy action, civil commotion, fire, pandemic or quarantine imposed in connection with any disease or pestilence, to the extent that compliance with orders of Governmental Authority (including, without limitation, the U.S. Centers for Disease Control and Prevention) cause delays in construction of the Project or result in actual shortages of materials, supplies, labor or equipment required in connection with the construction of the Project, or other causes beyond the reasonable control of Borrower; provided, however, that lack of funds shall not be deemed a cause beyond the reasonable control of Borrower.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect on the date of the preparation and delivery of the Financial Information and consistently followed, without giving effect to any subsequent changes, other than changes consented to in writing by the Lender.
“General Contractor” means Facelift Remodeling Inc.
“Governmental Authorities” means all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit, quasi-government or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.
“Guaranties” means the Completion Guaranty and the Payment Guaranty.
“Guarantor” means MariMed Inc., a Delaware corporation.
“Hagerstown Assignment of Leases” means that certain Assignment of Leases and Rents, of even date herewith, by MD Owner in favor of Lender with respect to MD Owner’s interests in the Leases and Rents and the Hagerstown Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“Hagerstown Building” has the meaning set forth in Paragraph A.
“Hagerstown Land” has the meaning set forth in Paragraph A.
“Hagerstown Mortgage” has the meaning set forth in Paragraph E.
“Hagerstown Mortgaged Property” has the meaning set forth in Paragraph A.
“Initial Interest Rate” has the meaning set forth in the Note.
“Interest” has the meaning set forth in the Note.
“Knowledge” means the actual knowledge of Jon Levine, Susan Villare and Tim Shaw.
“Land” has the meaning set forth in Paragraph A.
“Lease(s)” has the meaning set forth in the Assignment of Leases.
“Legal Requirements” has the same meaning as Applicable Laws.
“Lender” has the meaning set forth in the preamble and the providers of Bank Products.

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“Lien Form” has the meaning set forth in Section 3.2.3.
“Loan” has the meaning set forth in Paragraph C.
“Loan Commitment” means the maximum principal amount of $58,695,000.00.
“Loan Documents” means the following documents and instruments, as the same may be amended, restated, modified, substituted or extended from time to time:
(a)this Agreement;
(b)the Note;
(c)the Mortgages;
(d)the Assignments of Leases;
(e)the Assignment of Agreements;
(f)the Assignment of Construction Contract;
(g)the Assignment of Architect’s Agreement;
(h)the Assignment of Engineer’s Agreement;
(i)the Environmental Indemnity Agreement;
(j)the Financing Statements;
(k)the Pledge Agreement;
(l)the Security Agreement;
(m)the Guaranties; and
(n)any and all other agreements, instruments, documents and other writings referred to in this Agreement or now or hereafter executed by or on behalf of Borrower and/or Guarantor or any other third party and delivered to, and agreed to by, Lender in connection with the transactions described in this Agreement or contemplated hereby.
“Loan Obligations” means, collectively, the respective indebtedness, covenants, liabilities, obligations, agreements and undertakings of Borrower under the Note, this Agreement and all of the other Loan Documents, and under any Bank Product Debt.
“Loan Participants” has the meaning set forth in Section 10.2.
“Loan-to-Value Ratio” means the ratio, expressed as a percentage, obtained by dividing the outstanding principal balance of the Loan by the “as is” and “as complete” fair market value of the Mortgaged Property (exclusive of the value of the Cannabis use of the Mortgaged Property) as set forth in an Approved Appraisal.

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“Major Subcontract” means any subcontract or supply contract entered into by or on behalf of the General Contractor relating to the Project and providing for aggregate payments thereunder in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).
“Major Subcontractor” means any Person party to a Major Subcontract other than the General Contractor.
“MA Operator” has the meaning set forth in the preamble.
“MA Owner” has the meaning set forth in the preamble.
“Marijuana Establishment” shall have the meaning set forth in the Massachusetts Marijuana Laws.
“Maryland Marijuana Laws” shall mean the laws and regulation of the State of Maryland and each applicable Maryland municipality and other authority of, or within, the State of Maryland pertaining to marijuana, all as from time to time amended.
“MA Secretary of State” means, the Secretary of State for The Commonwealth of Massachusetts.
“Massachusetts Marijuana Laws” shall mean the laws and regulations of the Commonwealth of Massachusetts and each applicable Massachusetts municipality and other authority of, or within, the Commonwealth of Massachusetts pertaining to marijuana, all as from time to time amended.
“Material Property Agreement” means all agreements (other than Leases) to which any Borrower is a party relating to the use, renovation, operation, development, construction, design or management of the Mortgaged Property (including, without limitation, any management, asset or development management agreements, service agreements and exclusive leasing agreements) that provides for aggregate payments in any calendar year in excess of $250,000.00 and which is not terminable by Borrower on thirty (30) or fewer days’ notice from Borrower.
“Maturity Date” means November [__], 2033, or such earlier date to which repayment of the Loan is accelerated pursuant to the terms of any of the Loan Documents.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Massachusetts law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Massachusetts law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“MCA” shall mean the Maryland Cannabis Administration or any successor authority and all municipal authorities having jurisdiction over MD Owner and/or MD Operator.
“MD Operator” has the meaning set forth in the preamble.
“MD Owner” has the meaning set forth in the preamble.

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“Mechanic’s Lien Law” means Chapter 254 of the Massachusetts General Laws, as now or hereafter amended and Title 9 of the Real Property Article of the Annotated Code of Maryland, as now or hereafter amended.
“Middleborough Assignment of Leases” means that certain Assignment of Leases and Rents, of even date herewith, by MA Owner in favor of Lender with respect to MA Owner’s interests in the Leases and Rents and the Middleborough Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“Middleborough Building” has the meaning set forth in Paragraph A.
“Middleborough Land” has the meaning set forth in Paragraph A.
“Middleborough Mortgage” has the meaning set forth in Paragraph E.
“Middleborough Mortgaged Property” has the meaning set forth in Paragraph A.
“Mortgage” and “Mortgages” have the meanings set forth in Paragraph E.
“Mortgaged Property” has the meaning set forth in Paragraph A.
“New Bedford Assignment of Leases” means, collectively, (i) that certain First Assignment of Leases and Rents, of even date herewith, by MA Owner in favor of Lender with respect to MA Owner’s interests in the Leases and Rents and the New Bedford Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time, and (ii) that certain Second Assignment of Leases and Rents, of even date herewith, by MA Owner in favor of Lender with respect to MA Owner’s interests in the Leases and Rents and the New Bedford Mortgaged Property, as the same may be amended, restated, modified, substituted or extended from time to time.
“New Bedford Building” has the meaning set forth in Paragraph A.
“New Bedford Land” has the meaning set forth in Paragraph A.
“New Bedford Mortgage” has the meaning set forth in Paragraph E.
“New Bedford Mortgaged Property” has the meaning set forth in Paragraph A.
“Note” has the meaning set forth in Paragraph C.
“Operating Account” has the meaning set forth in Section 7.13.
“Operations Borrower” has the meaning set forth in the preamble.
“Payment Guaranty” means that certain Payment Guaranty, of even date herewith, by Guarantor in favor of Lender, regarding the payment and performance of certain obligations and liabilities of Borrower to Lender, as the same may be amended, restated, modified, substituted or extended from time to time.
“Payment Period Date” means the date designated in the Lien Form through which the General Contractor waives any and all lien rights for labor and materials, or rent equipment, appliance or tools, performed or furnished in connection with the Project.

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“Perfection Certificate” means that the Perfection Certificates provided by Borrower and
Guarantor to Lender with respect to Borrower’s and Guarantor’s organizational documents and assets.
“Permits” shall mean, with respect to any Person, any permit, approval, authorization, license, registration, certificate concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject, including without limitation any host community agreements.
“Permitted Cannabis Business” means legitimate business activity that is compliant with Massachusetts Marijuana Laws and the Maryland Marijuana Laws but not compliant with U.S. Federal Cannabis Laws.
“Permitted Encumbrances” means (a) the Leases, (b) all of those matters listed on Schedule B-I of the Title Policy, (c) liens (other than liens imposed under any Environmental Laws (including ERISA), as defined in the Environmental Indemnity Agreement) imposed by any Governmental Authority for taxes, assessments or charges so long as the same are not delinquent or are being contested in accordance with the terms set forth in the Mortgage or any of the other Loan Documents, (d) customary equipment leases or financing with respect to equipment permitted pursuant to the Loan Documents, (e) a UCC-1 Financing Statement, listing Teneo as the Secured Party, as affected by the Teneo Loan Modification Documents, (f) the security interest of Teneo granted pursuant to that certain Security Agreement dated March 10, 2023, by the MA Operator, as affected by the Teneo Loan Modification Documents, and (g) any other encumbrances as are approved by Lender in writing or otherwise expressly permitted in accordance with the terms of the Mortgage and the other Loan Documents.
“Permitted Transfer” any transfer, issuance or sale of any direct or indirect ownership interests in a Borrower that does not require prior approval of the CCC or the MCA and which does not result in a change in Control of any Borrower; provided that in the event any such transfer involves greater than a 20% interest in any Borrower, Borrower shall first notify Lender of such transfer and shall provide Lender with any customary KYC or similar beneficial ownership disclosure forms pertaining to such transfer as may be required by Lender.
“Permitted Uses” means the use and development of the Mortgaged Property as a Marijuana Cultivator (as such term is defined by Massachusetts Marijuana Laws), Grower (as such term is defined by Maryland Marijuana Laws), Marijuana Product Manufacturer (as such term is defined by Massachusetts Marijuana Laws), Marijuana Retailer (as such term is defined by Massachusetts Marijuana Laws), and/or Processor (as such term is defined by Maryland Marijuana Laws), and/or a Retail Site, and all ancillary activities related to the foregoing in compliance with Applicable Laws or for any other uses permitted of right pursuant to Applicable Laws or as consented to by Lender.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock association, business or other trust, Governmental Authority, joint venture or any other entity or association.
“Plans and Specifications” means the detailed architectural, structural, mechanical and electrical plans and specifications prepared by the Project Architect regarding the Project, as approved by all applicable Governmental Authorities and as more particularly identified on
Exhibit B hereto.

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“Pledge Agreement” means (i) that certain Pledge Agreement by and between MariMed Advisors and Lender, executed as of the date hereof, but not effective except as provided in Section 9.3 of this Agreement, and (ii) that certain Pledge Agreement by and between Guarantor and Lender, executed as of the date hereof, but not effective except as provided in Section 9.3 of this Agreement, as each may be amended, restated, modified, substituted or extended from time to time.
“Post-Construction Advance” has the meaning set forth in Section 2.1.
“Prohibited Person” means a Person: (a) subject to the provisions of Executive Order 13224; (b) owned or controlled by another Person that is subject to the provisions of Executive Order 13224; (c) with whom Borrower or any lender is prohibited from dealing by any of the Anti-Terrorism Laws; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; (e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control at its official website www.treas.gov.ofac or at any replacement website or other replacement publication of such list; or (f) who is an Affiliate of any Person described in clauses (a) through (e) above.
“Project” has the meaning set forth in Paragraph B.
“Project Architect” means Alsip and Associates P.C.
“Project Budget” means the itemized statement of Borrower setting forth the estimated hard and soft costs of construction of the Project. A copy of the Project Budget in effect as of the date of this Agreement is attached hereto as Exhibit C.
“Project Costs” means the following costs and expenses, as more particularly set forth in the Project Budget: (a) the costs of paying off any existing liens and/or encumbrances (other than Permitted Encumbrances) prior to the Mortgages; (b) interest expenses under the Loan; (c) the costs of constructing the Project pursuant to the Construction Contract; (d) Closing Costs and (e) the costs incurred by Borrower in connection with designing and permitting the Project, including without limitation, survey charges, permitting fees, fees of the Project Architect, engineering fees, and legal fees and expenses.
“Punch List Items” means those elements of construction of the Project that are incomplete, incorrect or inoperable and that (a) do not materially, adversely interfere with the use and occupancy of the Project for its Permitted Uses, (b) can be completed, corrected or repaired with the exercise of reasonable diligence within ninety (90) days after Substantial Completion of the Project, and (c) do not cost in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate to complete, correct or repair.
“Registry” means, (i) with respect to the Middleborough Mortgaged Property, the Plymouth County Registry of Deeds, (ii) with respect to the New Bedford Mortgaged Property, the Bristol South District Registry of Deeds, (iii) with respect to the Hagerstown Mortgaged Property, the Washington County Recorder, and (iv) with respect to the Annapolis Mortgaged Property, the Anne Arundel County Recorder.
“Regulatory Licenses” shall mean Permits issued by the CCC, the MCA or Cannabis Authorities from time to time to any Borrower to operate as a Marijuana Cultivator, a Marijuana Product Manufacturer, a Marijuana Retailer and/or pursuant to any other Permitted Use, including but not limited to such Regulatory Licenses identified on Schedule A to this Agreement.

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“Rent(s)” has the meaning set forth in the Assignment of Leases.
“Rent Roll” means, as of any given date, a rent roll listing all of the Leases for the Mortgaged Property and the Tenants under the same together with term, Rent, Security Deposit and other amounts held for each Tenant and any other information which Lender may reasonably request from time to time, certified as true and correct in all material respects by Borrower and in such form as is reasonably acceptable to Lender, including, without limitation the rent roll attached as Schedule 4.6 to this Agreement.
“Request for Advances” means a notice (together with the applicable Requisition) from Borrower to Lender specifying the amount to be advanced by Lender under the Loan.
“Required Permits and Approvals” means all building, zoning and other permits, licenses, authorizations, consents and approvals, and all renewals, replacements, amendments and substitutions therefor, required for the use and occupancy of the Mortgaged Property for the Permitted Uses pursuant to all Applicable Laws, including all applicable Massachusetts Marijuana Laws and Maryland Marijuana Laws, which shall include, without limitation, the Regulatory Licenses and all Permits.
“Requisition” has the meaning set forth in Section 3.2.2.
“Reset Date” has the meaning set forth in the Note.
“Restricted Cannabis Activities” shall mean, any Borrower engaging (in connection with the cultivation, distribution, sale and possession of Cannabis and related products) in any: (a) activity that is not permitted under applicable U.S. Federal Cannabis Law, other than Permitted Cannabis Business; (b) activity for which a United States Attorney in Massachusetts prosecutes a Cannabis business operated in Massachusetts notwithstanding its compliance with Massachusetts Marijuana Laws; (c) activity for which a United States Attorney in Maryland prosecutes a Cannabis business operating in Maryland notwithstanding its compliance with Maryland Marijuana Laws; (d) repeated distribution and sale of Cannabis and related products to minors; (e) payments to criminal enterprises, gangs, cartels and Persons who are in each case either subject to Sanctions or publicly known to be engaging in criminal activity other than Permitted Cannabis Business; (f) non-compliance with Anti-Terrorism Laws; (g) non-compliance with anti-money laundering laws, to the extent such non-compliance results from illegal activity other than Permitted Cannabis Business; (h) use of activities permitted under Massachusetts Marijuana Laws and/or Maryland Marijuana Laws as a cover or pretext for the illegal trafficking of other controlled substances or other illegal activity; (i) the commission or making of threats of, violence; (j) the illegal use or display of firearms, provided that Borrower and Borrower’s security services vendors may use or display firearms for any legitimate purpose and in compliance with Applicable Laws, including, without limitation, in connection with security protocols authorized by the CCC and/or the MCA and used to protect Permitted Cannabis Business; (k) growing Cannabis and related products on public lands (unless permitted under Massachusetts Marijuana Laws and Maryland Marijuana Laws); and (l) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in any of the foregoing activities.
“Retail Sites” means the retail operations and stores operated by MA Operator in accordance with all applicable Massachusetts Marijuana Laws, excluding, however, the retail operation and store located in Quincy, Massachusetts.
“Retail Site Landlords” means the landlords under the Retail Site Leases.

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“Retail Site Leases” means those certain retail lease agreements providing MA Operator with the right to occupy and operate the Retail Sites.
“Retainage” means the greater of (a) ten percent (10%) of the value of all hard construction costs for work in place as part of the Project, or (b) the amount actually held back by Borrower from the General Contractor and each subcontractor or supplier engaged in the construction of the Project.
“Sales Tracking Software” shall mean the “seed-to-sale” tracking reporting created by Metrc, LLC, to be used by Borrower as required by Massachusetts Marijuana Laws and Maryland Marijuana Laws, or any substitute as required by Massachusetts Marijuana Laws and Maryland Marijuana Laws.
“Sanction(s)” shall mean all economic or financial sanctions or trade embargoes imposes, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SDAT” means, the State Department of Assessments and Taxation for the State of Maryland.
“Second New Bedford Mortgage” has the meaning set forth in Paragraph E.
“Security Agreement” means (i) that certain Security Agreement by Borrower in favor of Lender of even date herewith, and (ii) that certain Security Agreement by Guarantor in favor of Lender of even date herewith.
“Security Deposit(s)” has the meaning set forth in the Assignment of Leases.
“Substantial Completion” means the point at which (a) the work on the Project has been completed (subject to the completion of Punch List Items on or before the Final Completion Date) pursuant to the Plans and Specifications, the Construction Contract and this Agreement, free of material defects in construction or materials, sufficient to commence occupancy of the Project for its Permitted Uses, all as reasonably determined by (i) Lender and the Construction Consultant, and (ii) issuance of a certificate of occupancy by the City of Hagerstown, and (b) Borrower has satisfied the conditions of Section 3.6 hereof.
“Substantial Completion Deadline” means the date that is ten (10) months from the Closing Date.
“Survey” means an ALTA survey of each of the Mortgaged Property bearing a certificate of a registered land surveyor, showing all plottable improvements, easements, encroachments and rights of way, and otherwise in form and substance reasonably satisfactory to Lender.
“Tenant(s)” has the meaning set forth in the Assignment of Leases.
“Teneo” means TENEO FUNDS SPVi LLC, a Delaware limited liability company.
“Teneo Loan Modification Documents” means (i) that certain Amendment to Secured Promissory Note, dated on or about the date hereof, by and between MA Operator and Teneo, (ii) that certain Amendment to Security Agreement, dated on or about the date hereof, by and between MA Operator and Teneo; and (iii) that certain UCC-3 Financing Statement Amendment, all in form and substance reasonably satisfactory to Lender.

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“Teneo Seller Note” means that certain Secured Promissory Note, dated March 10, 2023, issued by MA Operator in favor of Teneo in the original principal amount of $7,000,000, as amended by the Teneo Loan Modification Documents.
“Title Company” means Westcor Land Title Insurance Company or such other title insurance company as Lender may reasonably approve.
“Title Policy” means, as applicable (i) an ALTA Lender’s policy of title insurance issued by the Title Company in the amount of the $18,980,000.00 and insuring the Hagerstown Mortgage as a first and prior lien and encumbrance upon the Hagerstown Mortgaged Property, (ii) an ALTA Lender’s policy of title insurance issued by the Title Company in the amount of $3,575,000.00 and insuring the Annapolis Mortgaged Property as a first and prior lien and encumbrance upon the Annapolis Mortgaged Property, (iii) an ALTA Lender’s policy of title insurance issued by the Title Company in the amount of $20,000,000.00 and insuring a first and prior lien and encumbrance upon the New Bedford Mortgaged Property, (v) an ALTA Lender’s policy of title insurance issued by the Title Company in the amount of $2,012,250.00 and insuring a second and prior lien and encumbrance upon the New Bedford Mortgaged Property; and (v) an ALTA Lender’s policy of title insurance issued by the Title Company in the amount of the Loan Commitment and insuring the Middleborough Mortgaged Property, subject, in all events, only to the Permitted Encumbrances.
“Unfinanced Capital Expenditures” means Capital Expenditures that are not financed with Indebtedness, as determined in accordance with GAAP.
“U.S.” and “United States” shall mean the United States of America.
“U.S. Federal Cannabis Law” shall mean U.S. federal laws, statutes, codes, ordinances, decrees, orders, rules and regulations (“Laws”), civil, criminal or otherwise, to the extent that such law is directly or indirectly related to the cultivation, harvesting, production, manufacturing, processing, extraction, marketing, distribution, trafficking, sale, use or possession of Cannabis or products containing Cannabis, including but not limited to the prohibition on drug trafficking under the Controlled Substances Act (21. U.S.C. ⸹⸹ 801 et seq.), the conspiracy statute under 18 U.S.C. ⸹ 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. ⸹2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. ⸹ 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. ⸹ 3, and federal money laundering statutes under 18 U.S.C. ⸹⸹ 1956, 1957 and 1960.
“UCC” means the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as modified and reauthorized by the USA Patriot Improvement and Reauthorization Act of 2005, H.R. 3199, Public Law 109-177 and the USA Patriot Act Additional Reauthorizing Amendments Act of 2006, S.2271, Public Law 109-178, as the same may be amended from time to time.
“Zoning and Permitting Opinion” has the meaning set forth in Section 3.4.
2.TERMS AND CONDITIONS OF THE LOAN
1.1.The Loan. Lender agrees to extend to Borrower the Loan in the aggregate maximum original principal amount of the Loan Commitment, such amount to be advanced in one or more Advances, including, without limitation, the initial Advance of $52,836,120.78 on

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the Closing Date, subject to and upon the terms and conditions set forth in this Agreement. The obligation of Lender to make Advances shall commence on the date hereof and shall terminate on the date that is twelve (12) months from the Closing Date. It is understood and agreed to by the parties that $966,879.22 of the Loan Commitment (the “Post-Construction Advance”) will not be advanced until the following conditions have been satisfied, as determined by the Lender in its sole, but reasonable, discretion:
(a)There shall be no Event of Default then existing;
(b)Lender shall have received updated Financials, showing no material adverse changes;
(c)Borrower must satisfy the Debt Service Covenant, provided that the Debt Service Coverage Ratio shall, for purposes of advancing the Post-Construction Advance, be calculated as if the Post-Construction Advance had already been advanced;
(d)The Post-Construction Advance may not be used for (i) Distributions or (ii) to cover losses; and
(e)The Post-Construction Advance may only be used for (x) prior to Substantial Completion, Capital Expenditures and, subject to the terms of this Agreement, purchases of equipment, and (y) upon or following Substantial Completion, general corporate purposes and to fund expansion opportunities.
1.2.Note. The Loan shall be payable with interest thereon as provided in and evidenced by the Note as drawn by the Advances.
1.3.Loan Documents. The Loan is made upon and subject to all of the terms and conditions contained in this Agreement, the Note, the Mortgage and in the other Loan Documents. The terms and provisions of all such Loan Documents are hereby incorporated by reference into this Agreement.
1.4.Commitment Fee. Borrower agrees to pay to Lender, on or before the Closing Date, the Commitment Fee to compensate Lender for processing Borrower’s application for the Loan and for Lender’s commitment of funds for the Loan. The Commitment Fee shall be fully earned and non-refundable when paid.
1.5.Use of Loan Proceeds. The proceeds of the Loan shall be used solely as provided for in this Agreement. The Borrower agrees that if an Event of Default has occurred and is continuing, Lender may use the unadvanced proceeds of the Loan to pay the interest then due under the Note, but such right of Lender shall not limit in any way Borrower’s obligations to make timely payments under the Note.
1.6.Massachusetts Marijuana Laws and Maryland Marijuana Laws. The parties hereto hereby acknowledge and agree that (i) MA Operator is engaged in the regulated Cannabis industry in the Commonwealth of Massachusetts, and one or more of the other Borrowers control the equity or revenue of, or decisions made by, MA Operator; and (ii) MD Operator is engaged in the regulated Cannabis industry in the State of Maryland, and one or more of the other Borrowers controls the equity or revenue of, or decisions made by, MD Operator. All such activities are permitted only pursuant to the Regulatory Licenses.
3.PROCEDURE FOR MAKING ADVANCES

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1.1.General Provisions.
1.1.1.Generally. Lender shall have no obligation to make any Advances of the Loan if either (a) there then exists an Event of Default, or (b) there has occurred a default which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.
1.1.2.Funding of Project Costs. Subject to the terms and conditions hereof, Lender shall, from time to time, advance the proceeds of the Loan for payment of Project Costs which are included in the Project Budget on the terms set forth in Section 3.2 below. Lender shall fund Advances for Project Costs directly into the Operating Account of MD Owner; provided, however, that, in the event that an Event of Default then exists, Lender may, in its sole discretion, make Advances, (a) through the Title Company, or (b) by paying bills for labor or materials directly to the Persons furnishing such labor or materials or by means of dual payee checks to Borrower and any Person furnishing labor or materials. Borrower hereby constitutes and appoints Lender, as its attorney-in-fact, which appointment is coupled with an interest and irrevocable, to make Advances as provided in this Section.
1.1.3.Funding of Interest. Lender may elect to make Advances to fund Interest past due on the Loan, but Lender shall be under no obligation to do so.
1.2.Procedure for Making a Loan Advance for Construction Costs. Borrower may request that Lender make Advances of the Loan to fund Project Costs in compliance with the following terms and conditions:
1.1.1.Content of Request for Advance and Requisition. At least ten (10) days prior to the date on which Borrower desires an Advance, Borrower shall submit to Lender a Request for Advance, in substantially the form attached hereto as Exhibit E, which shall specify the aggregate amount to be borrowed. Each Request for Advance shall be duly certified by Borrower and shall include a Requisition with respect to work completed as of the date of submission of the applicable Request for Advance. Each submission by Borrower to Lender of a Request for Advance shall constitute Borrower’s representation and warranty to Lender that, as of the date of such submission, (i) there exists no Event of Default nor any event that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, (ii) each of the representations and warranties of Borrower and Guarantor contained in this Agreement and/or the other Loan Documents are true and correct in all material respects as of the date of submission, (iii) all construction of the Project which has been completed prior to the date of submission of the Request for Advance is in accordance with the Plans and Specifications and all Legal Requirements, in all material respects, and (iv) all construction and other costs and expenses for the payment of which Lender has previously advanced funds have, in fact, been paid, subject to the holdback of Retainage for such work.
1.1.2.Contents of Requisition. A requisition (a “Requisition”) shall consist of (a) a detailed cost breakdown for which funds have been requested in a Request for Advance, the accuracy of which shall be certified by Borrower, together with, in each case, (b) detailed invoices supporting the costs and expenses set forth in the cost breakdown for all individual costs in the Request for Advance, which Requisition shall be in the form of an Application and Certificate for Payment in the form of AIA Forms G702 and G703, (c) an endorsement to the Hagerstown Mortgaged Property Title Policy pursuant to Section 3.2.5 below, (d) lien waivers, subordinations of liens or affidavits satisfactory to Lender from the General Contractor for work performed to date, and (e) such other information and documentation required hereunder. The cost breakdown

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included in any Requisition shall provide for the allocation of the hard construction costs and expenses and soft costs and expenses into categories based upon trade. Each Requisition shall be duly executed by Borrower, the General Contractor and the Project Architect.
1.1.3.Construction Liens. Lender may withhold or refuse to fund any advance hereunder if (a) a notice of intent to claim a lien has been sent to Borrower under or pursuant to Section 9-104 of the Maryland Mechanic’s Lien Law, Md. Code Real Property Sections 9-101 et seq.; (b) a petition has been filed under or pursuant to Section 9-105 of the Maryland Mechanic’s Lien Law; (c) any interlocutory or final lien is entered by a court of competent jurisdiction under or pursuant to Maryland Mechanic’s Lien Law; or (d) any other statutory lien has been filed or established relating to claims for labor, materials or supplies, whether under the Mechanic’s Lien Law or otherwise. If Lender has not made an Advance within thirty (30) days after the applicable Payment Period Date as set forth in the Lien Form which was submitted with the subject Request for Advance, Lender may, at its option, withhold or refuse to fund the Request for Advance until Borrower submits an updated Lien Form. To any extent that a construction related lien is established or entered against the Mortgaged Property or the improvements thereof, Borrower shall diligently bond off or otherwise secure the release of the lien and Lender may withhold or refuse to fund any Advance until the release of the lien.
1.1.4.Inspection of Improvements by Construction Consultant. Prior to authorizing the payment of a Request for Advance, the Construction Consultant shall, at Borrower's sole expense, inspect the Project and review and approve the materials contained in the Request for Advance (including the applicable Requisition) to verify that such Request for Advance accurately reflects the amount of the Project completed to date and the costs and expenses incurred therefor. Upon the completion of such inspection, the Construction Consultant shall simultaneously submit a copy of its report summarizing its findings from such inspection and document review (the “Construction Consultant Report”) to Lender and Borrower.
1.1.5.Title Endorsement. In connection with the approval by Lender of the Request for Advance made on the Closing Date (but not for any subsequent Advance), Borrower shall deliver to Lender, at Borrower’s sole cost and expense, an endorsement to the Title Policy for the Hagerstown Mortgaged Property, in form and substance satisfactory to Lender (a) indicating that since the last Advance there have been no title exceptions not theretofore approved by Lender, (b) containing no exception for (or insuring over) any mechanics’ or materialmen’s liens arising by reason of unpaid labor and materials supplied in connection with any construction (including the Project) at the Hagerstown Mortgaged Property, (c) increasing the coverage of the Title Policy for the Hagerstown Mortgaged Property by an amount equal to the Advance then being made so that the total amount insured is equal to the amount advanced by Lender under the terms hereof, and (d) changing the effective date of the Title Policy for the Hagerstown Mortgaged Property to the date of the then current Advance.
1.1.6.Frequency of Submission of Requests for Advance. After the first Advance, Borrower may submit a Request for Advance (including the applicable Requisition) on a monthly basis but shall not submit Requests for Advances more often than once a month. Each Request for Advance shall be in an amount equal to or greater than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).
1.1.7.Amount of Advance. The aggregate principal amount of all Advances for Project Costs shall not at any time exceed an amount equal to the difference between

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(i) (a) the percentage of completion of the Project (as determined by the inspections of the Project by the Construction Consultant in its commercially reasonable discretion, in connection with its periodic inspections of the Project), times (b) the total construction costs for the Project shown on the approved Project Budget, minus (ii) the Retainage.
1.1.8.Project Budget; Reallocation of Line Items. The Project Budget shall constitute the disbursement control for each line item set forth therein and Lender shall not be required to advance any funds for any line item in excess of the amount set forth in the Project Budget, provided, however, that Borrower shall be permitted to redesignate any funds allocated for any single line item in the Project Budget and not used for such purpose to fund cost overruns in other line items provided that Borrower provides Lender with reasonably satisfactory evidence of such savings and Lender thereafter provides its written consent to such redesignation, not to be unreasonably withheld, conditioned or delayed.
1.1.9.Advances for Materials. Borrower may request that Advances be made for the cost of materials relating to the Project that are stored either on the Hagerstown Mortgaged Property or at a location other than the Hagerstown Mortgaged Property, provided that such materials are (a) fully identified with the ownership of such materials vested in Borrower, free of any liens and claims of third parties (other than Lender), as evidenced by the delivery of appropriate bills of sale and payment receipts, (b) physically and safely secured, (c) insured against theft, damage and casualty in an amount no less than the full replacement cost of such materials, with Lender to be named as a secured party and a loss payee in any such policies, (d) subject to Lender’s first priority perfected security interest, and (e) in the case of materials stored at a location other than the Hagerstown Mortgaged Property, shall be delivered to the Project within forty-five (45) days from the date of the applicable Advance.
1.1.10.Retainage. The Retainage, less One Hundred Fifty Percent (150%) of the cost of the Punch List Items, shall be advanced by Lender to Borrower only upon Final Completion of the Project.
1.1.11.Limiting Conditions. Notwithstanding any provisions contained in this Agreement or in any other Loan Documents to the contrary, the parties hereto acknowledge and agree that:
(a)No portion of any Advance shall be due from Lender unless all construction work done for the Project at the time of each Request for Advance is done in a good and workmanlike manner and without material defects, and all materials and fixtures to be furnished and installed at that time are furnished and installed, and all of such work has been conducted, in the professional and commercially reasonable judgment of the Construction Consultant, in accordance with the Plans and Specifications and all Legal Requirements, in all material respects; provided, however, that Lender may advance all or part of any Advances before the same shall become due if Lender believes, in its sole and commercially reasonable judgment, it is advisable so to do, and all such Advances or payments shall be deemed to have been made pursuant to this Agreement;
(b)The making of any Advance or any part of an Advance shall not be deemed an approval or acceptance by Lender of the work theretofore done or of materials theretofore furnished; and
(c)In the event of a conflict between the terms of this Agreement, on the one hand, and the Construction Contract, Architect’s Agreement and/or Engineer’s

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Agreement, on the other, regarding the conditions to be satisfied for funding of an Advance or other funds to Borrower, the terms of this Agreement shall be controlling.
1.3.[Reserved].
1.4.Conditions to Making of First Advance. Borrower shall, on or prior to the Closing Date, deliver or cause to be delivered to Lender the following, all in form and substance reasonably satisfactory to Lender:
(a)The Loan Documents, each duly executed by Borrower and Guarantor, as applicable;
(b)The full executed Construction Contract, together with the General Contractor’s duly executed consent to the Assignment of Construction Contract;
(c)The fully executed Architect’s Agreement, together with the Project Architect’s duly executed consent to the Assignment of Architect’s Agreement;
(d)The fully executed Engineer’s Agreement, together with the duly executed consent to the Assignment of Engineer’s Agreement;
(e)The Project Budget;
(f)A schedule for completion of construction of the Project and for Advances;
(g)The Plans and Specifications, certified by the Project Architect;
(h)A list of Major Subcontractors for the Major Subcontracts;
(i)The Title Policy;
(j)A current Survey;
(k)One or more written opinions of counsel to Borrower, opining as to (i) the legal existence and due authority of Borrower and Guarantor and the enforceability of the Loan Documents against Borrower and Guarantor, (ii) compliance of the Mortgaged Property with applicable zoning and permitting with respect to the Permitted Uses and such other and further legal matters as Lender may reasonably require; provided, however that no zoning opinion is required by Lender to confirm satisfaction of all dimensional requirements of the Middleborough Mortgaged Property or the New Bedford Mortgaged Property, the parties agreeing that Lender shall rely on the zoning reports delivered in connection with the Middleborough Mortgaged Property and the New Bedford Mortgaged Property for dimensional requirement compliance;
(l)Evidence that Borrower has met the insurance requirements of Lender identified in the Mortgage;
(m)[Reserved];
(n)A certification from the Construction Consultant that it is satisfied with its review of the Project Budget, the Plans and Specifications, the

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Construction Contract, the Architect’s Agreement, the Engineer’s Agreement and the Major Subcontracts, including, without limitation, the insurance applicable to the General Contractor, the Project Architect and the Engineer;
(o)With respect to the Project construction, an opinion of Borrower’s Counsel opining that (and including photocopies of) (i) all Required Permits and Approvals that have been obtained (other than such Required Permits and Approvals which, by their nature, are not available until completion of additional work and with respect to which Borrower’s Counsel shall opine that the same shall be issued in the ordinary course without delay or requirements not contemplated in the Project Budget) with all appeal periods for the Required Permits and Approvals having expired, (ii) the Required Permits and Approvals remain in full force and effect, and (iii) the Required Permits and Approvals constitute all those required for the construction, occupancy and use of the Hagerstown Mortgaged Property as intended, subject to such assumptions and qualifications as are customary by law firms with respect to projects substantially similar to the Project (the “Zoning and Permitting Opinion”);
(p)Evidence reasonably satisfactory to Lender in all respects that the Loan and the transactions contemplated by this Agreement and the other Loan Documents have been duly authorized by all requisite limited liability company and corporate actions on behalf of Borrower and Guarantor, as applicable;
(q)(i) For MD Owner (and its respective managers and members which are not individuals): (A) a copy of its organizational documents and all amendments to the same duly certified by the Massachusetts Secretary of State; (B) certificates of legal existence and good standing duly issued by the Massachusetts Secretary of State; (C) foreign qualification certified by the SDAT; and (D) a certificate of its secretary, manager or member, as applicable, certifying attached copies of its respective organizational documents and all amendments to the same and resolutions of its director, manager or member, as applicable, authorizing it to take the actions required to effectuate the transactions contemplated by this Agreement and the other Loan Documents; (ii) for MA Owner (and its respective managers and members which are not individuals): (A) a copy of its organizational documents and all amendments to the same duly certified by the Massachusetts Secretary of State; (B) certificates of legal existence and good standing duly issued by the Massachusetts Secretary of State; and (C) a certificate of its secretary, manager or member, as applicable, certifying attached copies of its respective organizational documents and all amendments to the same and resolutions of its director, manager or member, as applicable, authorizing it to take the actions required to effectuate the transactions contemplated by this Agreement and the other Loan Documents; (iii) for MD Operator (and its respective managers and members which are not individuals): (A) a copy of its organizational documents and all amendments to the same duly certified by the SDAT; (B) certificates of legal existence and good standing duly issued by the SDAT; and (C) a certificate of its secretary, manager or member, as applicable, certifying attached copies of its respective organizational documents and all amendments to the same and resolutions of its director, manager or member, as applicable, authorizing it to take the actions required to effectuate the transactions contemplated by this Agreement and the other Loan Documents; (iv) for MA Operator: (A) a copy of its organizational documents and all amendments to the same duly certified by the Massachusetts Secretary of State; (B) certificates of legal existence and good standing duly issued by the Massachusetts Secretary of State; and (C) a certificate of its secretary, manager or member, as applicable,

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certifying attached copies of its organizational documents and all amendments to the same and resolutions of its director, manager or member, as applicable, authorizing it to take the actions required to effectuate the transactions contemplated by this Agreement and the other Loan Documents; and (v) MariMed Advisors: (A) a copy of its organizational documents and all amendments to the same duly certified by the Delaware Secretary of State; (B) certificates of legal existence and good standing duly issued by the Delaware Secretary of State; and (C) a certificate of its secretary, manager or member, as applicable, certifying attached copies of its organizational documents and all amendments to the same and resolutions of its director, manager or member, as applicable, authorizing it to take the actions required to effectuate the transactions contemplated by this Agreement and the other Loan Documents.
(r)An Approved Appraisal which provides for the fair market value of the Mortgaged Property upon completion of the Project such that the Loan-to-Value Ratio with respect to the Loan is not greater than sixty-five percent (65%);
(s)[Reserved];
(t)Copies of the Environmental Reports, together with a reliance letter for the Environmental Reports running in favor of Lender, which Lender acknowledges having received;
(u)Copies of all Leases, together with Tenant Estoppel Certificates and SNDAs for each third party tenant and, for related party tenants, Subordination Agreements;
(v)A certified Rent Roll for the Mortgaged Property as of the Closing Date, a copy of which is attached hereto as Schedule 4.6;
(w)Copies of all Material Property Agreements, if any, affecting the Hagerstown Mortgaged Property as of the Closing Date, together with the dule executed consents, to the extent not otherwise included in such Material Property Agreements, by the parties to such Material Property Agreements to the assignment of the same to Lender.
(x)Evidence reasonably satisfactory to Lender that all utility services necessary for the Permitted Uses (including without limitation electric, gas, telephone, water, storm water, and sewer service) are available at the lot line of the Mortgaged Property abutting a public way or by means of easements of record therefor, subject to no superior encumbrances on the servient estate(s);
(y)Evidence reasonably satisfactory to Lender that all municipal charges for the Mortgaged Property due and owing as of the Closing Date, including, without limitation, real estate taxes and water and sewer payments have been paid in full;
(z)Evidence reasonably satisfactory to Lender that (i) there is not pending against Borrower or Guarantor any petition in bankruptcy, whether voluntary or involuntary, an assignment for the benefit of creditors or any other proceeding pursuant to any federal or state bankruptcy insolvency laws, and (ii) there is not pending or, to Borrower’s Knowledge, threatened against the Mortgaged Property or any other collateral for the Loan any condemnation or other action for the taking of any portion thereof;

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(aa)UCC, Bankruptcy, Federal and State Tax and Judgment/Litigation Liens searches for Borrower and Guarantor, all in such locations as Lender shall determine to be appropriate;
(ab)Copies of Financials, evidencing compliance with the provisions hereof;
(ac)Evidence reasonably satisfactory to Lender confirming that none of the buildings or other structural improvements located or to be located on the Mortgaged Property is included in a special flood hazard area as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps or, if any of such building or structural improvements are located in a special flood hazard area, evidence of flood insurance required by the Mortgages and by applicable requirements of law;
(ad)W-9 Forms for Borrower and Guarantor;
(ae)All bank account forms required to open the Operating Account, the Collateral Reserve Account, and any other bank accounts to be maintained by Borrower;
(af)To the extent permissible under Massachusetts Marijuana Laws and Maryland Marijuana Laws, Shield Compliance (or its successor service provider), on behalf of Lender, has been or will be provided with view access with respect to the Sales Tracking Software of Borrower;
(ag)The Perfection Certificates;
(ah)A so-called “desktop” equipment appraisal performed by Lender;
(ai)Collateral Access Agreement and Landlord Lien Waivers in form and substance reasonably acceptable to Lender from the Retail Site Landlords of the Retail Sites and from the Landlord of 10 Oceana Way, Norwood, Massachusetts (the “Corporate Headquarters”);
(aj)Estoppel Certificate and Agreements in form and substance reasonably acceptable to Lender from the New Bedford Redevelopment Authority and the City of New Bedford;
(ak)Copies of notices to exercise the right to purchase the New Bedford Mortgaged Property from the City of New Bedford, together with evidence of the delivery of same;
(al)Fully executed copies, where applicable, of the Teneo Loan Modification Documents; and
(am)Such other items that Lender may reasonably require.
1.5.Additional Conditions to Making of Subsequent Advances. On or prior to the date of each subsequent Advance of the Loan, Lender shall have received the following (in addition to the documents identified in Section 3.4), all in form and substance satisfactory to Lender:

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(a)Copies of all Leases and property agreements entered into since the date of the preceding Request for Advance;
(b)[Reserved];
(c)Any Change Orders, to the extent not already delivered to and approved by Lender;
(d)A Construction Consultant Report, certifying (i) that the construction of the Project theretofore completed has been performed substantially in accordance with the Plans and Specifications, (ii) that the quality of construction of the Project theretofore completed is in accordance with generally accepted standards in the construction industry for the construction of similar improvements, (iii) to the estimated total cost of the construction of the Project, (iv) that the unadvanced portion of the Loan as shown on the Project Budget, plus any equity contribution made or to be made by Borrower, is adequate to complete the construction of the Project pursuant to the Plans and Specifications, (v) that the Substantial Completion of the Project will reasonably occur on or before the Substantial Completion Deadline, (vi) that the Final Completion of the Project will reasonably occur on or before the Final Completion Deadline, (vii) that construction of the Project in accordance with the Plans and Specifications and the Permitted Uses of the Hagerstown Mortgaged Property will each comply, in all material respects, with all Applicable Laws, and (viii) that there is no pending proceeding under Applicable Laws that would in any manner materially adversely affect the Permitted Uses of the Hagerstown Mortgaged Property;
(e)Any additions or modifications to the Required Permits and Approvals;
(f)To the extent that the Project was constructed or any other work performed at the Hagerstown Mortgaged Property that affected the location of the foundations and footings of the Hagerstown Buildings and other improvements in place at the date of Borrower’s Request for Advance for the immediately preceding Advance hereunder, an updated Survey of the Hagerstown Mortgaged Property showing the location of the foundations and footings for the Project and showing that such foundations and footings are in conformity with all requirements of the Plans and Specifications; and
(g)Such other items as Lender may reasonably require.
1.6.Additional Conditions to Making of Advance for Substantial Completion. On or prior to the Substantial Completion Deadline, Lender shall have received the following (in addition to the documents identified in Sections 3.4 and 3.5), all in form and substance satisfactory to Lender:
(a)Written evidence reasonably satisfactory to Lender of the issuance by all appropriate Governmental Authorities of final certificates of use and occupancy for the Project (or temporary certificates of use and occupancy so long as the conditions for issuance of the final certificates are purely ministerial in nature or are otherwise satisfactory to Lender) or other final approvals required for the use and operation of the Project;
(b)A final as-built Survey of the Hagerstown Mortgaged Property, showing the completed Project, provided that the same shall not be required to the extent the Project does not affect the location of the foundation or footings of the Hagerstown Buildings;

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(c)Certificates by the Project Architect and the Construction Consultant, stating that the Project has been Substantially Completed in accordance with the Plans and Specifications and the Construction Contract and in compliance with all Applicable Laws and that, after reasonable investigation, there are no known violations of any of Applicable Laws;
(d)An affidavit of the General Contractor stating that each Person providing any material or performing any work in connection with the Hagerstown Mortgaged Property has been (or will be, with the proceeds of and immediately following such Advance) paid in full (with the exception of Punch List Items) together with final lien waivers from the General Contractor (other than for Punch List Items);
(e)Intentionally omitted; and
(f)Such other evidence of Substantial Completion as Lender may reasonably require.
1.7.Additional Conditions to Making of Advance for Final Completion. On or prior to the Final Completion Deadline, Lender shall have received the following (in addition to the documents identified in Sections 3.4, 3.5 and 3.6), all in form and substance satisfactory to Lender:
(a)Certificates by the Project Architect and the Construction Consultant, stating that the Project has been Finally Completed in accordance with the Plans and Specification and the Construction Contract and in compliance with all Applicable Laws and that, after reasonable investigation by the Construction Consultant, there are no known violations of any of Applicable Laws;
(b)An affidavit of the General Contractor stating that each Person providing any material or performing any work in connection with the Hagerstown Mortgaged Property has been (or will be, with the proceeds of and immediately following such Advance) paid in full (including for all Punch List Items), together with final lien waivers from all the General Contractor;
(c)Evidence acceptable to Lender of completion of all Punch List Items; and
(d)Such other evidence of Final Completion as Lender may reasonably require.
4.REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants to Lender that, as of the date hereof:
1.1.Organization and Existence; Tax Filings and Authority. (a) MD Owner (i) is a limited liability company, duly organized and validly existing under the laws of The Commonwealth of Massachusetts; (ii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by MD Owner, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes due and payable have been paid and no federal or state tax liens have been filed or recorded against MD Owner, and, to the best of Borrower’s Knowledge, no event has occurred which could result in the filing or recording of such a tax lien; and (iii) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement,

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and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to MD Owner; (b) MA Owner (i) is a limited liability company, duly organized and validly existing under the laws of The Commonwealth of Massachusetts; (ii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by MA Owner, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes due and payable have been paid and no federal or state tax liens have been filed or recorded against MA Owner, and, to the best of Borrower’s Knowledge, no event has occurred which could result in the filing or recording of such a tax lien; and (iii) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement, and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to MA Owner; (c) MD Operator (i) is a limited liability company, duly organized and validly existing under the laws of the State of Maryland; (ii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by MD Operator, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes due and payable have been paid and no federal or state tax liens have been filed or recorded against MD Operator, and, to the best of Borrower’s Knowledge, no event has occurred which could result in the filing or recording of such a tax lien; and (iii) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement, and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to MD Operator; (d) MA Operator (i) is a corporation, duly organized and validly existing under the laws of The Commonwealth of Massachusetts; (ii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by MA Operator, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes due and payable have been paid and no federal or state tax liens have been filed or recorded against MA Operator, and, to the best of Borrower’s Knowledge, no event has occurred which could result in the filing or recording of such a tax lien; and (iii) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement, and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to MA Operator; and (e) MariMed Advisors (i) is a corporation, duly organized and validly existing under the laws of the State of Delaware; (ii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by MariMed Advisors, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes due and payable have been paid and no federal or state tax liens have been filed or recorded against MariMed Advisors, and, to the best of Borrower’s Knowledge, no event has occurred which could result in the filing or recording of such a tax lien; and (iii) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement, and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to MariMed Advisors.
1.2.Authorization. The execution, delivery and performance by Borrower of this Agreement and all of the other Loan Documents, (a) have been duly authorized by all necessary action on the part of Borrower and do not contravene any provisions of the organizational

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documents of Borrower, and (b) do not contravene any governmental restriction or contractual restriction binding upon Borrower.
1.3.Binding Agreement. This Agreement and all of the other Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower which are enforceable against Borrower, in accordance with their respective terms (except in each case as limited by bankruptcy, insolvency, reorganization or similar laws and general principles of equity) and all representations and warranties contained in the Loan Documents by Borrower are true and accurate on the date hereof. Neither the execution and delivery of any such Loan Documents by Borrower nor compliance with the terms, conditions and provisions thereof by Borrower will conflict with or result in a breach of any restriction, agreement or instrument to which Borrower is now a party or by which Borrower is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, encumbrance or charge of any nature whatsoever (except only such matters as are created pursuant to the Loan Documents) upon any of the properties or assets of Borrower.
1.4.Financials. Borrower has or has caused Guarantor to have furnished Lender with current financial statements as well as certain other financial information regarding Borrower and the Mortgaged Property, including without limitation the financial information described in Schedule 4.4 attached hereto (together, the “Financials”). To the best of Borrower’s Knowledge, all of the Financials, including in each case any explanatory notes thereto, are fairly presented; have been prepared using the same financial standards consistently maintained and applied throughout the periods covered thereby (except as may be noted therein) (to the extent applicable) and have been presented in the same format as used in the Financials previously delivered; and fairly present the financial condition of Borrower and the results of the operations of Borrower for the respective periods thereof; and there has been no material adverse change in the business, properties or condition of Borrower since the date of the Financials.
1.5.Tax Liabilities; Contingent Obligations; No Adverse Change. Borrower: (a) has, to the best of its Knowledge, no material liability for taxes, material contingent obligations or liabilities or long-term commitments which are not shown in the balance sheets included in the Financials or noted therein; (b) as of the Closing Date, has made or filed (or caused to be made or filed by all Persons responsible for reporting the income of Borrower) all federal and state income and all other tax returns, reports and declarations required by the jurisdiction(s) to which Borrower is subject and has paid all taxes on other governmental assessments and charges shown or determined to be done on such returns, reports and declarations; and (c) represents that there has been no material adverse change in the business, properties or condition of Borrower since the date of the Financials.
1.6.Leases. As of the date of this Agreement, there are no Leases with respect to the Mortgaged Property other than the Leases listed on Schedule 4.6 attached hereto. Borrower represents that it has provided Lender with complete copies of all Leases in effect as of the date of this Agreement (including all exhibits and schedules thereto and amendments thereof).
1.7.Litigation; Outstanding Orders. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of Borrower threatened, against Borrower, or to the Knowledge of Borrower, pending or threatened, affecting the Mortgaged Property, in any court, before any other tribunal or any federal, state, municipal or other Governmental Authority, which would, if adversely determined, materially and adversely affect in any way (a) the business, properties or condition (financial or otherwise) of Borrower, (b) the validity or priority of the Mortgage or other security interests granted to Lender to secure the Loan, (c) the effectiveness of the obligations undertaken by Borrower under the Loan Documents, or (d) the ability of Borrower to operate the Mortgaged Property. To Borrower’s Knowledge, Borrower is not in default with respect to any order of any Governmental Authority. To Borrower’s

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Knowledge, the execution, delivery and performance of this Agreement and each of the Loan Documents by Borrower will not constitute a default of any order of any Governmental Authority, other than possible violation of Federal Cannabis Laws (provided Borrower is not aware of any actual investigations, actions, or threatened suits or actions under such laws).
1.8.Financially Responsible. Borrower is solvent, is not bankrupt, has not committed any acts of bankruptcy, and there are no outstanding liens, suits, garnishments, bankruptcies or court actions against Borrower which could reasonably be expected to render Borrower insolvent or bankrupt.
1.9.Consents. No registration with, consent or approval of, notice to, or other action by, any Governmental Authority is required for Borrower’s execution, delivery, or performance of the Loan Documents or the enforceability thereof, or, if so required, such registration has been made, such consent or approval has been obtained, such notice has been given, or such other appropriate action has been taken.
1.10.Prohibitions. Borrower is not a party to any agreement, contract or undertaking of any kind or nature which prohibits Borrower from executing any of the Loan Documents, or from taking any of the actions required thereunder.
1.11.Default. Borrower is not in default (beyond any applicable notice and cure periods) of any loan or other obligation to Lender or to any other Person.
1.12.Information Provided to Lender. All information submitted to Lender by Borrower in connection with the Loan is, to Borrower’s Knowledge, true and correct in all material respects and does not, to Borrower’s Knowledge, omit to state any fact that would be necessary to make the information submitted not materially misleading. Borrower acknowledges and agrees that any representations, warranties and covenants made to Lender in any documented instrument delivered in connection with the Loan have been, and shall be deemed to have been, relied upon by Lender and shall survive the closing until the repayment in full of the Loan regardless of any investigation made by Lender or on its behalf.
1.13.Violations. Borrower has not received a citation for violating, and, to Borrower’s Knowledge, the Mortgaged Property is not in violation of, any Applicable Laws which could reasonably be expected to prevent the use and occupancy of the Mortgaged Property for the Permitted Use.
1.14.Damage. No part of the Mortgaged Property has been damaged by fire or other casualty and there is no condemnation proceeding pending or, to Borrower’s Knowledge, contemplated, respecting the Mortgaged Property.
1.15.Applicable Laws; Required Permits and Approvals. To Borrower’s Knowledge, the Mortgaged Property complies in all material respects with all Applicable Laws. Borrower has obtained (or has caused to be obtained) all Required Permits and Approvals required for the operation of the Mortgaged Property in conformance with the Permitted Use and all such Required Permits and Approvals are in full force and effect and all appeal periods permitting the challenge of the issuance of such Required Permits and Approvals have expired.
1.16.Insurance. Borrower has obtained the insurance coverage required pursuant to the Mortgage and has paid all premiums due as of the date hereof with respect to such insurance coverage. Borrower has not received any notices from any insurer or its agents requiring the performance of any work with respect to the Mortgaged Property or threatening to cancel any policy of insurance, and the Mortgaged Property complies, and will comply, with the requirements of all insurance carriers.

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1.17.Title. MD Owner is the sole holder of the legal and equitable title to the Hagerstown Mortgaged Property and the Annapolis Mortgaged Property. MA Owner is the sole holder of the legal and equitable title to the Middleborough Mortgaged Property and the New Bedford Mortgaged Property, subject, in the case of the New Bedford Mortgaged Property, to the Sub-Ground Lease, as defined in the New Bedford Mortgage. Borrower is the legal and equitable holder of the other collateral which is intended to be given as security for the Loan, subject to no rights of others except for the Leases and the Permitted Encumbrances. No railroad company has held, at any time, a fee, easement, or right of way interest in any portion of the Mortgaged Property.
1.18.No Broker/Finder. Borrower has not dealt with any broker or finder in connection with procuring the Loan and Borrower shall defend, indemnify and hold Lender harmless from and against any claim by any broker or finder for a commission or other payment owed in connection with the Loan.
1.19.Not a Holding Company. Borrower is not a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, nor is it an “investment company” or an “affiliated company” or a “principal underwriter” of an “investment company” as such terms are defined in the Investment Company Act of 1940.
1.20.No Margin Stock. Borrower does not own or have any present intention of acquiring any “margin stock” within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). None of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by Lender, Borrower will promptly furnish Lender with a statement in conformity with the requirements of Federal Reserve Form U-l referred to in said Regulation U.
1.21.ERISA. None of the assets of Borrower are assets of a plan currently subject to regulation under the Employee Retirement Income Security Act of 1974.
1.22.Environmental Reports. Borrower has no Knowledge that any material information contained in the Environmental Reports is inaccurate or misleading.
1.23.Anti-Terrorism Laws.
(a)None of Borrower, any Person who Controls Borrower, or any Person who owns at least a twenty percent (20%) direct or indirect ownership interest in Borrower (a “20% Member”), is or will be in violation of any Anti-Terrorism Law.
(b)None of Borrower, any Person who Controls Borrower, or any 20% Member is or will be a Prohibited Person.
(c)None of Borrower, any Person who Controls Borrower, or any 20% Member is or will (i) knowingly conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any

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Prohibited Person; (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) intentionally engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender, in its reasonable discretion, confirming Borrower’s compliance with this Section.
(e)Borrower has established reasonable and appropriate policies and procedures designed to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act.
1.24.Massachusetts Marijuana Laws / Maryland Marijuana Laws. No Borrower has suspended operations for longer than one day due to regulatory non-compliance nor has any Borrower received any individual fines or sanctions pursuant to any Massachusetts Marijuana Laws or Maryland Marijuana Laws. Borrower will promptly notify Lender in writing of all written communications to and from applicable Governmental Authorities, including, without limitation, Cannabis Authorities, regarding notice of enforcement proceedings, complaints, results of inspections or otherwise relating to the compliance, non-compliance, or status of any Regulatory License held by any Borrower.
5.INTENTIONALLY DELETED
6.NEGATIVE COVENANTS OF BORROWER
Without the prior written consent of Lender (acting in its sole discretion unless otherwise specifically provided herein), Borrower agrees that, so long as this Agreement is in effect, Borrower will not:
1.1.Merger and Consolidation. Be a party to a merger or consolidation.
1.2.Other Indebtedness. Incur, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money or for the purchase of property or assets (other than trade credit extended to Borrower on customary terms in the ordinary course of business and Bank Product Debt) except for the Loan Obligations and the loan evidenced by the Teneo Loan Modification Documents; provided, however, that the Borrower may incur indebtedness in connection with equipment leases and purchase money security interests so long as no Event of Default has occurred and is continuing or would occur as a result thereof.
1.3.Liens, Security Interests, Etc. Pledge, mortgage or otherwise encumber or subject to, or permit to exist upon or be subject to, any lien, encumbrance or security interest on the Mortgaged Property or the ownership interests in Borrower or any properties or assets of any kind or character at any time owned by Borrower or acquire or agree to acquire any property or assets of any character subject to any lien, encumbrance, security interest, conditional sales agreement, lease or other title retention device (other than in favor of Lender) except (a) liens in connection with workers’ compensation or unemployment insurance, taxes, other statutory obligations or similar charges all arising in the ordinary course of business and not overdue; (b) Leases in accordance with the terms and conditions set forth in the Assignment of Leases; and (c) Permitted Encumbrances.

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1.4.Loan and Investments. Make any loan or advance (other than in the ordinary course of business) to any Person or make any investment in any Person or organize or create any subsidiary; provided, however, that Borrower may make advances to their employees, including their officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business, which expenses are reimbursable by Borrower, provided the same shall not, in the aggregate, exceed $25,000 in any given calendar year.
1.5.Other Lines of Business. Engage in any business other than the business of developing, constructing, operating and owning the Mortgaged Property for the Permitted Uses, operating the Retail Sites pursuant to the Retail Site Leases and management of the same.
1.6.Issuances and Transfers of Interest. Except for Permitted Transfers, permit the sale, transfer, assignment or Conveyance of any ownership interest in the Mortgaged Property or of any direct or indirect ownership interest in Borrower.
1.7.Leases; Material Property Agreements. Execute, amend, restate or modify any Lease in violation of the terms set forth in Section 7.9 and the Assignment of Leases or execute, amend, restate, modify or terminate any Material Property Agreements, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.
1.8.Permitted Encumbrances; Required Permits and Approvals. Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, (a) execute, amend, restate, modify or terminate any Permitted Encumbrances (excluding the Leases, which are covered in Section 6.7), or (b) execute, amend, restate, modify or terminate any Required Permits and Approvals, except with respect to the foregoing clauses (a) and (b), in the ordinary course of business and subject to any express limitations on the same set forth in this Agreement or any of the other Loan Documents.
1.9.Changes to Construction Contract or Plans and Specifications. Approve or agree to any Change Order without the prior written consent of Lender; provided, however, that Change Orders that (a) do not modify the scope or use of the Project, and (b) do not result in an increase or decrease in the aggregate costs of the Project of more than Fifty Thousand and No/100 Dollars ($50,000.00) for any single Change Order, or more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, shall be permitted hereunder without the prior written consent of Lender.
1.10.Engineer’s Agreement/Architect’s Agreement. Amend (in any material manner), restate, modify or terminate (or cause the same to be amended (as such), restated, modified or terminated) the terms and conditions of the Engineer’s Agreement or the Architect’s Agreement without the prior written consent of Lender.
1.11.No Attachments. Suffer any attachment, whether by trustee process or otherwise, to the Mortgaged Property or any interest therein or any other collateral given as security for the Loan, in an amount greater than $100,000.00, which is not released, bonded over, satisfied, vacated or stayed within sixty (60) days.
1.12.Uses. Permit the use of the Mortgaged Property for any purpose other than the Permitted Uses or engage in any Restricted Cannabis Activities.
1.13.Distributions. Following the occurrence of an Event of Default, Borrower (a) shall not make any Distributions and (b) shall not make any payment of any obligation or amount owed to any officer, manager, member, subsidiary, Affiliate of any of Borrower without the prior written consent of Lender. Also, Borrower shall not make any Distributions if the making of any such Distributions would cause Borrower to fail to maintain compliance with any

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financial covenants or ratios set forth herein from time to time (Borrower hereby agreeing to test any such financial covenants on a pro forma basis, as applicable, prior to making any such Distribution to ensure compliance therewith).
1.14.Compliance with Additional Entity Compliance. Fail to comply in all material respects with the Additional Entity Requirements set forth on Exhibit D attached hereto and incorporated herein by reference.
7.AFFIRMATIVE COVENANTS OF BORROWER
So long as this Agreement is in effect, Borrower hereby covenants as follows:
1.1.Performance of Obligations. Borrower will duly and punctually (a) make or cause to be made all payments due to Lender from Borrower pursuant to this Agreement and the other Loan Documents to which Borrower is a party; and (b) perform or cause to be performed all other obligations of Borrower to Lender provided in this Agreement and the other Loan Documents to which Borrower is a party.
1.2.Financial Statements. Borrower will (a) maintain its books and records in an accurate, up-to-date and standardized fashion; and (b) provide Lender with the following (collectively, the “Financial Statements”):
(i)within sixty (60) days following the close of each fiscal quarter, (a) quarterly management-prepared financial statements of Guarantor, prepared in accordance with GAAP, and reviewed by Guarantor’s independent public accounting firm; and (b) quarterly management-prepared unaudited financial statements for each of MariMed Advisors, MA Operator and MD Operator;
(ii)within one hundred twenty (120) days following the close of each fiscal year, (a) annual consolidated audited financial statements of Guarantor, prepared in accordance with GAAP, in the form filed by Guarantor with the U.S. Securities and Exchange Commission (“SEC”); and (b) annual management-prepared unaudited financial statements for each of MariMed Advisors, MA Operator and MD Operator; all such financial statements shall contain, at a minimum, a balance sheet and statements of operations (i.e., profits and loss statement) and an updated Rent Roll for the Mortgaged Property, prepared in reasonable detail and in substantially the same form as the Financial Statements previously delivered and presented on a comparative basis to the previous fiscal year;
(iii)within thirty (30) days of the filing of the same, copies of (A) federal income tax returns for MariMed Advisors and (B) any and all requests for extensions for the filing of such tax returns;
(iv)together with each delivery of the Financial Statements, a Compliance Certificate in substantially the form of Exhibit A attached hereto; and
(v)    within thirty (30) days of Lender’s request therefor, such other financial information regarding Borrower and any collateral for the Loan, including, without limitation, the Mortgaged Property, as Lender may reasonably request from time to time and as may be in Borrower’s possession and Lender shall be permitted to engage a third party to complete a field examination, which field examination shall be at the expense of Borrower; provided that, unless there exists an Event of Default, Borrower shall not be obligated to pay for more than one such field examination in any twelve (12) month period.

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1.3.Maintenance of Existence; Operation of Business. Borrower will (a) (i) keep in full force and effect its legal existence, and (ii) comply in all material respects with all Applicable Laws, including, without limitation, all Massachusetts Marijuana Laws and Maryland Marijuana Laws; (b) continue to conduct and operate its business substantially as now conducted, actively and in good faith; and (c) preserve, maintain and protect its rights in all material respects and keep its properties and assets in substantially good repair, working order and condition and make (or cause to be made) all necessary and proper repairs, renewals, replacements, additions and improvements thereto.
1.4.Further Assurances. Borrower will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, and furnish to Lender, such further agreements, documents or statements, and do or cause to be done such other acts, as Lender may reasonably request, to effect, confirm and secure to Lender all rights and advantages intended by this Agreement and the other Loan Documents.
1.5.Notice of Certain Events. Borrower will, promptly upon Borrower’s becoming aware of (a) the existence of any Event of Default, or (b) the commencement of any suits or proceedings which, if adversely determined as to Borrower, would reasonably be likely to have a material adverse effect on the financial condition, business or properties of Borrower, or (c) any other event or condition which would reasonably be likely to have a material adverse effect on the financial condition, business or properties of Borrower, give written notice to Lender specifying the nature and duration thereof and the action proposed to be taken with respect thereto; but the giving of such notice by Borrower shall not affect the rights of Lender hereunder with respect thereto.
1.6.Attorneys’ Fees. Borrower will pay within ten (10) Business Days of demand all reasonable attorneys’ fees and expenses incurred by Lender in connection with the preparation of the Loan Documents or the completion of the financing transactions contemplated thereby and pay all reasonable attorneys’ fees and expenses which Lender may incur in any action or course of conduct with respect to this Agreement or any of the other Loan Documents which Lender determines in its reasonable, good faith judgment is necessary in order to protect or enforce Lender’s interests therein (including without limitation, the commencement and prosecution by Lender of foreclosure proceedings, or involvement in bankruptcy or other insolvency proceedings concerning Borrower or any guarantor of or other obligor on the Loan, or entry upon the Mortgaged Property as permitted hereunder, or care and management of the Mortgaged Property during an Event of Default, or defense or participation as a party in any action at law or in equity brought by Borrower or any other Person); and Lender is hereby authorized to pay all such fees and expenses and to add the same to the Loan if not reimbursed by Borrower within ten (10) Business Days of demand.
1.7.Changes in Exhibits and Schedules. Borrower will promptly notify Lender in writing of any material changes in or additions to the information set forth in the Exhibits and Schedules to this Agreement.
1.8.Indemnity. Borrower will indemnify and reimburse Lender upon demand for any payment (and related attorneys’ fees and expenses) ever required to be made by Lender to any trustee in bankruptcy of Borrower, or Guarantor or any other guarantor of or other obligor on the Loan, or Borrower or Guarantor or any other guarantor of or other obligor on the Loan as a debtor-in-possession or other third party, on account of a determination that any payment or transfer received by Lender pursuant to any of the Loan Documents was a so-called preferential transfer or fraudulent conveyance, in reference to Lender, and indemnify, defend and hold harmless Lender from and against any and all brokerage or finder’s commissions arising in connection with the Loan to the extent arising by or through Borrower so long as Lender did not retain such broker or finder.

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1.9.Leases. Borrower will only enter into a Lease or renew or modify an existing Lease in any material respect, with Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Borrower shall provide Lender with a duly-executed copy of any such Lease, renewal or modification promptly following the execution of the same.
1.10.Material Property Agreements. Borrower shall (a) provide Lender with copies of all Material Property Agreements (including all amendments or modifications thereto) requiring Lender’s prior approval prior to the execution of same, (b) provide Lender with executed copies of all Material Property Agreements (including those not requiring Lender’s prior approval) within the time periods provided therefor in the Assignment of Agreements, respectively, and (c) comply (and use all commercially reasonable efforts to cause the other parties thereto to comply) with the terms and conditions set forth in each of the Material Property Agreements in all material respects.
1.11.Principal Place of Business. Borrower shall maintain its principal place of business in Norwood, Massachusetts, unless and until such time as Borrower shall provide written notice of a change in its principal place of business to Lender.
1.12.Insurance Premiums. Borrower shall pay (or cause to be paid) all premiums due on any insurance coverage required pursuant to the Mortgage in a timely manner after Borrower’s receipt of invoices for the same and provide evidence of the reissuance of all insurance policies as provided in the Mortgage.
1.13.Operating Account. Borrower shall open and maintain at all times as its sole depository account, including for the maintenance of all operating, collection disbursement and other deposit accounts for the Mortgaged Property and for all Cash Management Services, an operating account in the name of each Borrower with Lender (collectively, the “Operating Account”), as well as any and all other depository, reserve, and operating accounts maintained by Borrower. Borrower shall, prior to the occurrence of an Event of Default, have access to the Operating Account. Following an Event of Default, Lender is authorized to apply any funds in the Operating Account to the Loan. Borrower hereby grants to Lender a first priority security interest in the Operating Account as additional security for the Loan Obligations.
1.14.Bank Accounts. Borrower agrees to provide Lender, at all times during this Agreement, to the extent permitted under U.S. Federal Cannabis Law, Massachusetts Marijuana Laws and Maryland Marijuana Laws, with sufficient real-time access to view the activity in (i) all commercial transaction accounts of Borrower, including, without limitation the Operating Account and including all deposit and securities accounts, and (ii) such other accounts and sales and inventory software and data as Lender deems necessary and appropriate, for the purpose of monitoring the business activities and financing of the Borrower.
1.15.Collateral Reserve Account. Borrower shall deposit and maintain with Lender additional cash collateral in an amount equal to $1,500,000.00 (the “Cash Collateral”) to be held by Lender as additional collateral for the Loan. The Cash Collateral may be in the form of a certificate of deposit maintained by Borrower with Lender. The Cash Collateral shall be held in a blocked account established by Lender as additional security for the payment and performance of all obligations of Borrower under the Loan Documents (the “Collateral Reserve Account”), and Borrower shall have no right of withdrawal with respect to the same, provided, however, notwithstanding the aforesaid to the contrary, so long as no Event of Default occurs, Borrower shall have the right and ability to withdraw any amount from the Collateral Reserve Account in excess of the required Cash Collateral. The Collateral Reserve Account shall be an interest-bearing account, and all interest accrued on the Cash Collateral shall be for the account of Borrower so long as no Event of Default occurs. Borrower shall be liable for the payment of all

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reasonable costs associated with the maintenance of the Collateral Reserve Account. Borrower hereby grants to Lender a first priority security interest in the Collateral Reserve Account and the Cash Collateral (and any interest accrued thereon), together with all amounts at any time on deposit in or credited to the Collateral Reserve Account, as additional security for the Loan and Borrower’s obligations under the Loan Documents, and during the continuance of any Event of Default, Lender shall have the right to apply the Cash Collateral (and any interest accrued thereon) toward the Loan and any obligations thereunder in any manner Lender determines, and no such application of the Cash Collateral shall be deemed to cure any such Event of Default. The Cash Collateral shall not be released or returned to Borrower until the Loan is fully repaid and all obligations of Borrower under the Loan Documents have been performed in full.
1.16.Construction Contract/Engineer’s Agreement/Architect’s Agreement. Borrower agrees (a) to comply, and to use commercially reasonable efforts to cause all other parties thereto to comply, with the terms of the Construction Contract, the Engineer’s Agreement, the Architect’s Agreement and all contracts for design or construction of the Project, (b) not to consent to any amendment of the Construction Contract, the Engineer’s Agreement or the Architect’s Agreement without the prior written consent of Lender, in its commercially reasonable discretion, not to be unreasonably withheld or delayed, (c) not to enter into any new contract for the Project without the prior written consent of Lender, in its commercially reasonable discretion, not to be unreasonably withheld or delayed, and (d) to give Lender immediate notice of any material failure of any party to comply with the terms of any such contract.
1.17.Construction and Completion of Improvements.
1.1.1. Subject to delays resulting from Force Majeure, Borrower will cause construction of the Project to be carried on continuously and (a) to be Substantially Completed, lien free and inspected and approved in accordance with all Applicable Laws not later than the Substantial Completion Deadline, and (b) to be Finally Completed, lien free and inspected and approved in accordance with all Applicable Laws not later than the Final Completion Deadline.
1.1.2.The Project will be constructed in accordance with the Plans and Specifications and all Applicable Laws, in all material respects. The Project will be constructed entirely on the Hagerstown Mortgaged Property and will not encroach upon or overhang any easement, building line or right of way and, when constructed, will not violate applicable use or other restrictions of record. If, in Lender’s reasonable judgment, the Project is not in substantial conformity with the foregoing, Lender shall have the right to stop the work and order repair or reconstruction in accordance with the Construction Contract and to withhold its consent to all further Advances until the work is in satisfactory compliance with the Plans and Specifications and Applicable Laws, in Lender’s commercially reasonable discretion. Upon notice from Lender to Borrower, or Borrower’s discovery irrespective of such notice, that the work is not in substantial conformity with the Plans and Specifications and/or Applicable Laws, Borrower shall commence or cause to be commenced correcting the deviation, as promptly as practicable and in any event within thirty (30) days after the notice or discovery, and shall prosecute such work diligently to completion within thirty (30) days after such notice or discovery or such number of days not to exceed ninety (90) days from the date of such notice or discovery as is reasonably required to cure the same, provided that Borrower promptly commences to cure within the initial thirty (30) day period and diligently thereafter prosecutes the curing of the same and that Borrower keeps Lender apprised of its progress in doing the same.

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1.1.3.Lender will have the right to cause the Project to be inspected from time to time during or after construction, until all obligations under the Loan Documents are satisfied. Borrower will allow Lender and its agents (including, without limitation, the Construction Consultant) at all times during construction: (i) the right of entry and free access to the Hagerstown Mortgaged Property; (ii) the right to inspect all work done, labor performed and materials furnished in and about the Hagerstown Mortgaged Property; and (iii) the right to require to be replaced or otherwise corrected any material or work that does not comply in all material respects with the Plans and Specifications, provided that, in all events, Lender shall use commercially reasonable efforts during any such entry and/or inspection of the Hagerstown Mortgage Property to not interfere with Borrower’s ongoing construction work at the Project. Borrower shall reimburse Lender’s reasonable and actual costs in retaining the Construction Consultant to perform the following services on behalf Lender:
(a)in connection with each Request for Advance, to make inspections in connection with the Construction Consultant Report and/or any other certificate or approval required of the Construction Consultant pursuant to this Agreement; and
(b)to review and approve the Construction Contract, the Engineer’s Agreement, the Architect’s Agreement, the Plans and Specifications, the Change Orders and the other matters referenced in this Agreement for the purpose of providing Lender with an opinion as to the costs of construction to be incurred to complete the Project and also for the purpose of assuring Lender that all such contracts, plans and other matters deal adequately with and include the work required to be performed for the proper construction and completion of the Project.
The function of the Construction Consultant shall be solely to assist Lender in its capacity as lender of money, and neither Lender nor its agents or employees, shall be liable to Borrower for any loss, claim, or damage which may arise as a result of negligence, defective or inappropriate design, materials, workmanship, or supervision in connection with the Project or the services of the Construction Consultant.
1.1.4.All materials incorporated in such construction will be purchased so that absolute ownership and title vest in Borrower upon delivery of such materials to the Mortgaged Property.
1.18.Third Party Field Report. Lender shall have the right, at Borrower’s sole cost, to conduct a field exam of the Mortgaged Property annually. In the event an Event of Default occurs, Lender may, at Borrower’s sole cost, conduct field exams of the Mortgaged Property more than once annually, in Lender’s sole but commercially reasonable discretion.
1.19.Debt Service Covenant. On each Calculation Date, the Debt Service Coverage Ratio shall not be less than 1.50:1.00 (collectively, the “Debt Service Covenant”); provided, however, that the Debt Service Covenant may be tested at any time, in Lender’s sole discretion, following the occurrence of an Event of Default occurring or continuing after the initial Calculation Date. If such Debt Service Covenant shall not be satisfied on any such Calculation Date, then Borrower shall either (a) pay down the Loan by an amount sufficient to satisfy the applicable required ratio (the “Debt Service Shortfall”), or (b) deposit with Lender cash in an amount, or cash collateral acceptable to Lender having a value, that if the same (when combined with any other cash or cash collateral previously deposited with Lender for the same purpose) were used to pay down the outstanding principal balance of the Loan, it would satisfy the applicable required ratio. Borrower hereby pledges the cash and cash collateral deposited with

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Lender pursuant to the preceding sentence as additional collateral for the Loan. It shall be an Event of Default if Borrower fails either to pay down the Loan by the amount of the Debt Service Shortfall or deposit cash or cash collateral in the amount or value of the Debt Service Shortfall within thirty (30) days after notice from Lender to Borrower specifying the amount of the Debt Service Shortfall.
1.20. Loan-to-Value Ratio. Lender shall have the right to monitor the Loan-to-Value Ratio (for informational purposes only) during the term of the Loan and to order one or more updates to the Approved Appraisal from time to time, provided that, so long as no Event of Default has occurred, Lender shall not order more than one update to the Approved Appraisal in any given twelve (12) month period, and Borrower shall not be obligated to reimburse Lender for any such appraisal costs in excess of $10,000.00 during any such twelve (12) month period. For the avoidance of doubt, this paragraph is not intended to impose a Loan-to-Value Ratio covenant on Borrower and Lender shall not have the right to declare a default or Event of Default in the event the Loan-to-Value Ratio falls below 65% at any point during the term of the Loan. Notwithstanding the foregoing, following the occurrence and during the continuance of any other event or circumstance that constitutes an Event of Default, Lender shall have the right to order an updated Approved Appraisal at Borrower’s cost and expense as part of the exercise of Lender’s rights and remedies under the Loan Documents.
1.21. Signs and Publicity. Subject to Borrower approval, not to be unreasonably withheld, conditioned or delayed, and in compliance with any Applicable Laws, Lender shall be entitled to erect signs on the Hagerstown Mortgaged Property, the size, location, content and design of which shall be subject to the prior approval of Borrower, not to be unreasonably withheld, conditioned or delayed, indicating that Lender is the source of financing for the Project, and to use Borrower’s name and the Project name and location in any advertisement.
1.22.New Bedford Option to Purchase. MA Owner shall use commercial reasonable efforts to, on or before November 1, 2028, acquire fee simple title to the New Bedford Mortgaged Property, with no additional encumbrances other than the Permitted Encumbrances. In the event MA Owner fails to acquire fee simple title to the New Bedford Mortgaged Property on or before November 1, 2028 then, on November 1, 2028, February 1, 2029, May 1, 2029 and June 1, 2029, Borrower shall deposit and maintain with Lender on each such date the sum of $5,863,288.11, such that, on June 1, 2029, such funds shall aggregate $23,453,152.40 (the “Additional Reserve Collateral”). The Additional Reserve Collateral shall be held by Lender as additional collateral for the Loan. The Additional Reserve Collateral may be in the form of a certificate of deposit maintained by Borrower with Lender. The Additional Reserve Collateral shall be held in a blocked account established by Lender as additional security for the payment and performance of all obligations of Borrower under the Loan Documents (the “Additional Reserve Collateral Account”), and Borrower shall have no right of withdrawal with respect to the same, provided, however, notwithstanding the aforesaid to the contrary, so long as no Event of Default has occurred, at such time as Borrower has acquired fee simple title to the New Bedford Mortgaged Property, with no additional encumbrances other than the Permitted Encumbrances, Borrower shall have the right and ability to withdraw, free of all liens and encumbrances of Lender, any amount from the Additional Reserve Collateral Account. The Additional Reserve Collateral Account shall be an interest-bearing account, and all interest accrued on the Additional Reserve Collateral shall be for the account of Borrower so long as no Event of Default has occurred and the Additional Reserve Collateral is not applied to the Loan as contemplated in this Section 7.22. Borrower shall be liable for the payment of all reasonable costs associated with the maintenance of the Additional Reserve Collateral Account. Borrower hereby grants to Lender a first priority security interest in the Additional Reserve Collateral Account and the Additional Reserve Collateral (and any interest accrued thereon), together with all amounts at any time on deposit in or credited to the Additional Reserve Collateral Account, as additional security for the Loan and Borrower’s obligations under the Loan Documents.

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During the continuance of any Event of Default or, in the event MA Owner fails to acquire fee simple title to the New Bedford Mortgaged Property on or before November 1, 2029, Lender shall have the right to apply the Additional Reserve Collateral (and any interest accrued thereon) toward the Loan and any obligations thereunder in any manner Lender determines; provided, however, that, if there is no Event of Default, the application of the Additional Reserve Collateral to the Loan shall be applied to pay down that portion of the Loan attributed to the New Bedford Mortgage Property and Lender shall, following such application, discharge the New Bedford Mortgage, but not any other portion of the Mortgaged Property or any other collateral. The application of the Additional Reserve Collateral to the Loan following an Event of Default shall not be deemed to cure any such Event of Default.
1.23.Limitation on Distributions. At any time during the existence of a default or Event of Default, Borrower shall not make any dividend, payment or distribution to any of its shareholders or members or to any Affiliates of such shareholders and members.
8.INTENTIONALLY DELETED
9.EVENTS OF DEFAULT
1.1.Events of Default. The occurrence of any one or more of the following events, beyond the expiration of any applicable grace or cure period provided for herein, shall be deemed to constitute an “Event of Default” hereunder and under each and all of the other Loan Documents:
(a)the failure by any Borrower or Guarantor to pay when due and payable either (i) any payment of principal or interest due under the Note, such failure not having been cured within three (3) Business Days after the date when due, or (ii) any other sum(s) due and payable under this Agreement, the Note, the Guaranties, any Bank Product Debt or any of the other Loan Documents or secured by any of the Loan Documents, such failure not having been cured within ten (10) calendar days after the date when due;
(b)the failure by any Borrower or Guarantor to pay the full amount due on the Loan on the Maturity Date;
(c)the failure by any Borrower or Guarantor to punctually perform or observe any other covenant or agreement of any Borrower or Guarantor provided for under this Agreement, the Note, the Guaranties or any other Loan Document (other than as provided for in any other provision of this Section 9.1 or for which another grace or cure period is provided in this Agreement or in any other Loan Document) in any material respect, and such failure shall not have been cured within thirty (30) consecutive calendar days after the date on which notice of such failure is sent by Lender to Borrower in accordance with the notice provisions contained herein, or for such additional number of days, not to exceed a total of sixty (60) consecutive calendar days after the date on which notice of such failure is sent, provided that (i) such failure is not otherwise susceptible to cure within the original thirty (30) day period and Borrower provides Lender with written notice regarding the same, (ii) Borrower or Guarantor promptly commences to cure within the original thirty (30) day period and diligently thereafter prosecutes the curing of same, and (iii) Borrower keeps Lender apprised of Borrower’s intentions as to such cure as well as the progress made by Borrower or Guarantor with respect thereto;

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(d)if any representation, warranty, certification, financial statement or other information made or furnished to Lender by or on behalf of any Borrower or Guarantor in connection with the transaction evidenced by this Agreement or any of the other Loan Documents to which they are a party is inaccurate or untrue in any material respect when made or furnished;
(e)the failure of any Borrower to comply with any of Section 6 (other than as provided for in any other provision of this Section 9.1) or Section 7.2, 7.3, 7.5 or 7.22, of this Agreement;
(f)the failure to maintain insurance as required by the Mortgage;
(g)the conveyance of any ownership interest in the Mortgaged Property or any Borrower not otherwise permitted under the terms of this Agreement or the other Loan Documents (including, without limitation, a Permitted
Transfer);
(h)the filing by any Borrower or Guarantor of a voluntary petition in bankruptcy, or the filing by any Borrower or Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or any Borrower’s or Guarantor’s seeking, consenting to, or acquiescing in the appointment of any trustee, receiver or liquidator of any Borrower or Guarantor, or of all or a material part of the Mortgaged Property, or of any limited liability company membership interest in any Borrower or Guarantor, or of any or all of the royalties, revenues, rents, issues or profits thereof by any Borrower or Guarantor, or the making of any general assignment for the benefit of creditors by any Borrower or Guarantor, or the admitting in writing by any Borrower or Guarantor in any legal proceeding of its inability to pay its debts generally as they become due;
(i)the entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against any Borrower or Guarantor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or the appointment of any trustee, receiver or liquidator of any Borrower, or of all or a material part of the Mortgaged Property, or of any membership or ownership interest in any Borrower, without the consent or acquiescence of Borrower and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);
(j)the entry by a court of competent jurisdiction of a judgment which requires that all or a material part of the Mortgaged Property be transferred, assigned or otherwise conveyed to the bankruptcy estate of any party or to any successor-in-interest to, or trustee, receiver or liquidator of, any party’s assets under any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors;

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(k)the issuance of a writ of execution or attachment or any similar process or the levying against all or a material part of or interest in the Mortgaged Property, or the entry of any judgment involving monetary damages in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) against any Borrower or Guarantor which shall become a lien on a Mortgaged Property or any portion thereof or interest therein or any ownership interest in any Borrower or Guarantor, and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy;
(l)the handing down of one or more uninsured final judgments of a court of competent jurisdiction against any Borrower in excess of an aggregate of Three Hundred Thousand and 00/100 Dollars ($300,000.00), unless the same are satisfied or appealed from (with execution or similar process stayed) or bonded over, to the satisfaction of Lender, within thirty (30) days of its/their imposition or entry;
(m)except for Permitted Encumbrances, the imposition of any lien upon any assets of any Borrower (not expressly and previously consented to by Lender), including any portion of the Mortgaged Property, or the entry of any judgment against any Borrower or Guarantor, which lien is not discharged or judgment is not satisfied, appealed from (with execution or similar process stayed) or bonded over to the reasonable satisfaction of Lender within forty-five (45) days of its imposition or entry;
(n)the entry of any court order which enjoins, restrains or in any way prevents any Borrower or Guarantor from conducting all or any material part of its business affairs in the ordinary course which, unless appealed within any applicable appeal period, is not discharged or vacated within forty-five (45) days;
(o)the service of any process upon Lender seeking to attach by mesne or trustee process any funds of any Borrower or Guarantor on deposit with Lender unless such service is fully satisfied, released, vacated, discharged or bonded over within ninety (90) days;
(p)the dissolution, termination or winding up of any Borrower or Guarantor or the failure to comply with the Additional Entity Requirements set forth on Exhibit D;
(q)the termination of any of the Retail Site Leases as a result of any Borrower’s default thereunder;
(r)the termination of any of the Guaranties (except as such termination is specifically permitted under the terms of the Guaranties;
(s)the failure of the Project to be Substantially Completed on or before the Substantial Completion Deadline or the failure of the Project to be Finally Completed on or before the Final Completion Deadline, subject to delays caused by Force Majeure, in which case such Substantial Completion Deadline and/or Final Completion Deadline shall be extended for the period of the delay caused by the Force Majeure event, but in no event shall the total period of the extension exceed one hundred twenty (120) consecutive calendar days;
(t)if construction of the Project ceases for a period in excess of sixty (60) consecutive days, subject to delays caused by Force Majeure, in which case

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such sixty (60) days period shall be extended for the period of the delay caused by the Force Majeure event, but in no event shall the total period during which construction ceases exceed one hundred twenty (120) consecutive calendar days;
(u)if any Required Permit and Approval is not renewed or is terminated, revoked or suspended and not reinstated within sixty (60) days;
(v)intentionally omitted;
(w)(i) any Borrower or Guarantor shall be found guilty of an act of fraud or shall have been convicted of a felony crime, or (ii) any Borrower or Guarantor, or any officer, director, shareholder, manager, or member of any Borrower or Guarantor shall have become subject to any civil or criminal prosecution, enforcement, asset forfeiture or any other civil or criminal enforcement action or proceeding brought by any U.S. federal Governmental Authority with respect to an alleged breach of U.S. Federal Cannabis Law or by any state or local Governmental Authority with respect to any allege breach of Massachusetts Marijuana Law, Maryland Marijuana Law or any local Cannabis law, and, with respect to any of the foregoing described in this clause (ii), if any of the foregoing can be corrected in the opinion of such Governmental Authority, such Person fails to take all corrective action required to satisfy, reinstate or otherwise address any alleged issues within the corrective action period, if any;
(x)If a Change in Cannabis Law shall occur, or any Borrower shall engage in any Restricted Cannabis Business; or
(y)There shall occur a default beyond any applicable notice and cure period under the Teneo Seller Note.
1.2.Interpretation. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, including without limitation language in any such document which states “upon an occurrence and during the continuance of an Event of Default” or similar language relating to the continuance of an Event of Default, once an Event of Default has occurred, it shall be within the sole and absolute discretion of Lender to determine whether or not to declare an Event of Default and, once Lender has declared an Event of Default, it shall be within the sole and absolute discretion of Lender to deem such Event of Default to remain outstanding regardless of whether or not Borrower or Guarantor subsequent to the occurrence of an Event of Default has taken such measures which would have prevented an Event of Default from occurring had such measures been taken prior to the occurrence of an Event of Default.
1.3.Remedies. Upon the occurrence of any Event of Default, Lender may, at Lender’s sole and absolute discretion: (a) decline to make further Advances to Borrower, (b) declare and cause all or any portion of any indebtedness due Lender to be immediately due and payable and may terminate its Bank Products; (c) make any payments with respect to any obligation of any Borrower or Guarantor to Lender or with respect to any obligation of Borrower or Guarantor to any other Person in connection with the construction of the Project and/or the operation of any of the Mortgaged Property; (d) make additions and changes in the Plans and Specifications to the extent required to comply with Applicable Laws or deemed necessary or appropriate by Lender in its commercially reasonable discretion; (e) employ or terminate the General Contractor, any Material Property Agreement, the Project Architect, the Engineer or any other subcontractor, supplier, consultant or agent and/or modify their terms of engagement; (f) commence, defend or settle any litigation involving any Borrower, Guarantor or any other collateral for the Loan, including, without limitation, any of the Mortgaged Property; (g) subject to and in accordance with the terms set forth in Section 9.4 below, seek and obtain

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the appointment of a receiver; and/or (h) exercise any right or remedy available to Lender under the Loan Documents, by Applicable Law or otherwise in order to collect the indebtedness due Lender and otherwise enforce Lender’s rights and remedies. Borrower and Guarantor hereby grant Lender an irrevocable power of attorney to act in its name and stead in connection with the foregoing. In addition, Borrower hereby authorizes Lender (and its employees and agents) to enter upon the Mortgaged Property for any of the foregoing purposes and hereby waives any claim against Lender (and its employees and agents) arising out of such entry or out of any act carried out pursuant to this Section or any other provision of the Loan Documents, except to the extent that such claims relate to any liability arising as a result of Lender’s (or its employees’ or agents’) gross negligence or willful misconduct. Without limiting any other provision hereof, Borrower agrees to pay Lender all reasonable costs and expenses incurred by Lender under this Section (including, without limitation, all sums expended by Lender in connection with completion of the Project) even if the same shall be more than the amount agreed to be advanced hereunder and under the Note. Each power of attorney granted hereunder, being coupled with an interest, shall be irrevocable until the Loan is paid in full and shall not be affected by any disability or incapacity which any Borrower or Guarantor may suffer and shall survive the same. Each right conferred on Lender by the provisions of this Section is provided solely to protect the interests of Lender and shall not impose any duty on Lender to exercise any such right and neither Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct. In the event that Lender takes possession of the Mortgaged Property and/or assumes control of the Project, it shall not be obligated to continue the operation of the Mortgaged Property or the construction of the Project for any period of time longer than Lender shall see fit (in its sole and absolute discretion), and Lender may thereafter, at any time, abandon its efforts and refuse to make further payments for the account of any Borrower or Guarantor.
1.4.Receivership as a Remedy. Without limiting the generality of the foregoing or limiting in any way the rights of Lender hereunder or under the other Loan Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration, by an Event of Default or otherwise) and (ii) Lender shall have provided to the Borrower not less than thirty (30) days’ prior written notice of its intention to apply for a receiver and has provided Borrower with the opportunity to identify an acceptable receiver for Lender’s consideration within such thirty (30) day period, Lender shall be entitled to apply for and have a receiver (which shall be the receiver suggested by Borrower, if any, if such receiver is acceptable to Lender in Lender’s sole but reasonable discretion) appointed under state or federal law by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of the Mortgaged Property or all or any portion of any collateral granted under any other Loan Document (collectively with the Mortgaged Property, the “Collateral”) and continue the operation of the business of the Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loan and other fees and expenses due hereunder and under the Loan Documents as aforesaid until a sale or other disposition of the Mortgaged Property or the Collateral shall be finally made and consummated. TO THE EXTENT PERMITTED BY APPLICABLE LAW (INCLUDING, WITHOUT LIMITATION, MASSACHUSETTS MARIJUANA LAWS AND MARYLAND MARIJUANA LAWS AND SUBJECT TO ANY REQUISITE CONSENTS OR APPROVALS IN CONNECTION THEREWITH) AND IN ACCORDANCE WITH THE TERMS OF THIS SECTION 9.4, BORROWER HEREBY CONSENTS TO THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE, SUBJECT TO BORROWER’S RIGHTS TO CONTEST OR OBJECT TO SUCH APPOINTMENT, WHICH SUCH RIGHT TO CONTEST OR OBJECT BORROWER AGREES SHALL BE DEEMED WAIVED IN THE EVENT BORROWER FAILS TO OBJECT OR CONTEST THE SAME WITHIN TEN (10) DAYS OF LENDER

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FILING AN APPLICATION FOR THE APPOINTMENT OF A RECEIVER, BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY LENDER IN CONNECTION WITH THE ENFORCEMENT OF THE LENDER’S RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDER TO MAKE THE LOAN TO THE BORROWER, AND (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.
1.5.Remedies Not Exclusive. The enumeration of rights and remedies in the Loan Documents is not intended to be exclusive, and they shall be in addition to and not by way of limitation of such others as Lender may have under the Uniform Commercial Code, other Applicable Law, and any and all Loan Documents or other agreements between or among Borrower, Guarantor and Lender. Lender shall, in its discretion, determine the choice of rights and remedies and the order in which they shall be exercised and which person, entity or collateral, if any, is to be proceeded against and in which order. The exercise of any right or remedy shall not preclude the exercise of others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of the Loan Documents, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same one on a future occasion.
10.SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS
1.1.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of Lender.
1.2.Participations. Lender may, at any time, sell to one or more Persons (collectively, the “Loan Participants”) participation interests in any Loan owing to Lender, any Loan Commitment of Lender or any other interest of Lender hereunder and under the other Loan Documents, pursuant to a participation agreement in form and substance reasonably acceptable to Lender and duly executed by Lender and such Loan Participant(s). In the event of any such sale by Lender of a participation interest to a Loan Participant, from and after the effective date of such participation agreement, (a) Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (b) Lender shall remain solely responsible for the performance thereof, (c) such Lender shall remain the holder of the Loan for all purposes under this Agreement and the other Loan Documents, (d) Borrower and Guarantor shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement and the other Loan Documents, as applicable, and (e) Lender shall inform Borrower no less than ten (10) Business Days prior to its intention to change and/or add Loan Participant if such Loan Participant would obtain consent rights, vis-à-vis Lender, over Lender’s enforcement of its rights under the Loan Documents or Lender’s right to amend or otherwise modify the terms of the Loan and the Loan Documents, and provided no Event of Default shall then exist, Borrower shall have five (5) Business Days to consent to such Loan Participant, which such consent shall not be unreasonably withheld (and Borrower’s failure to

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respond within such five (5) Business Day period shall result in Borrower’s deemed approval of such Loan Participant).
1.3.Assignments. Lender may, at any time, assign to any Person (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents, provided however, that unless such assignment is being effectuated in connection with a sale or merger or other change of ownership involving Lender, Lender shall inform Borrower not less than ten (10) Business Days prior to such assignment of its intention, and provided no Event of Default shall then exist, Borrower shall have five (5) Business Days to consent to any such Assignee, which such consent shall not be unreasonably withheld (and Borrower’s failure to respond within such five (5) Business Day period shall result in Borrower’s deemed approval of such Loan Participant). If Lender only assigns part of its rights and obligations under this Agreement, Lender, to the extent permitted under Applicable Laws, shall remain the agent to Borrower while Lender retains any part of its rights and obligations under the Loan Documents. In no event shall Borrower be obligated to pay for, incur any charges in connection with, or reimburse Lender or any Assignee for, any costs incurred in connection with any such assignment or assume any obligations or liabilities not otherwise set forth in this Agreement and the other Loan Documents. In the event of any such assignment by Lender of an interest to an Assignee, from and after the effective date of such assignment, (i) the Assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder, and (ii) Lender shall be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of Lender’s rights and obligations under this Agreement, Lender shall cease to be a party hereto).
Upon the effective date of such assignment, and if required by any Assignee, Borrower shall execute and deliver to the Assignee, a new Note to the order of the Assignee in an amount equal to such Assignee’s Loan Commitment. Such new Note shall be dated as of the date of the Closing Date but all amounts due and payable thereunder shall only accrue from and be payable after the effective date of the assignment and shall otherwise be in the same form as the Note replaced thereby. In no event shall there be duplication of payments due to any assigning Lender or the Assignee under any Note. The Note replaced thereby shall be marked “cancelled” and returned to Borrower with a legend indicating that it has been replaced.
In addition to the assignments permitted under this Section 10.3, Lender may assign and pledge all or any portion of the Loan to any Federal Reserve Lender as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by the Federal Reserve Lender. No such assignment shall release Lender from its obligations hereunder.
11.ADDITIONAL PROVISIONS
1.1.Interpretation. All capitalized terms not defined herein but defined in the other Loan Documents shall have the meanings given to such terms in the other Loan Documents. All exhibits to this Agreement are hereby incorporated herein by reference. The use of the singular of terms which are defined in the plural shall mean and refer to any one of the matters or items included in such definition. Use of the connective “or” is not intended to be exclusive; the term “may not” is intended to be prohibitive and not permissive; use of “includes” and “including” is intended to be interpreted as expansive and amplifying and not as limiting in any way; and pronouns used herein shall be deemed to include the singular and the plural and all genders.
1.2.Time of Essence. Time is of the essence in connection with all obligations of Borrower under this Agreement and the other Loan Documents.
1.3.Amendment. This Agreement and the Loan Documents cannot be amended, modified, waived, changed, discharged or terminated orally, but only by an instrument in

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writing signed by the Person against whom enforcement of any amendment, modification, waiver, change, discharge or termination is sought; provided, however, that only the consent of the parties to a Bank Product agreement shall be required for any modification of such agreement.
1.4.Survival of Representations and Warranties. All agreements, representations and warranties made by Borrower in this Agreement or in any certificate or other documents delivered to Lender in connection therewith shall survive the execution and delivery of this Agreement. All of the terms, representations, warranties and provisions of this Agreement shall be binding upon and inure to and be enforceable by and against the respective successors and assigns of the parties hereto whether so expressed or not.
1.5.Counterparts. This Agreement may be executed in two or more counterparts and each executed copy shall constitute but one and the same instrument.
1.6.Partial Invalidity. If any provision of this Agreement or portion of such provision, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances (other than those as to which it is held invalid or unenforceable) shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
1.7.Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts wherein it is executed and delivered and for all purposes shall be construed in accordance with the laws of said Commonwealth without giving effect to the conflict of law provisions thereof. Borrower hereby submits to the non-exclusive personal jurisdiction of the United States District Court for the District of Massachusetts or any state court sitting in The Commonwealth of Massachusetts in connection with any action, suit or proceeding Lender may at any time wish to file in connection with this Agreement and/or any other Loan Document and any other related matter concerning the relationship of Lender and Borrower.
1.8.Jury Waiver. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.
1.9.Headings. The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.
1.10.Inspection. Subject to any restrictions in the Massachusetts Marijuana Laws and/or Maryland Marijuana Laws, as applicable, Lender and its agents shall have the right at any time and from time to time upon reasonable prior notice to Borrower (except in the case of an emergency) to inspect the Mortgaged Property, including, without implied limitations, pursuant to the terms of the Environmental Indemnity Agreement, as well as to review and/or audit any accounts, books and records (subject to applicable confidentiality laws or requirements any Massachusetts Marijuana Laws and Maryland Marijuana Laws) relating to or affecting the Mortgaged Property which are maintained by Borrower or any of Borrower’s employees, officers or agents (including, without limitation, accountants) and, in connection with such

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review and audit, to make copies of all such accounts, records and books and to discuss the same with Borrower’s officers, employees and agents (including, without limitation, accountants). Provided that there does not exist a condition or situation which Lender reasonably believes to constitute an emergency, Lender shall (a) provide Borrower with reasonable prior written notice of any such inspection, review or audit, and (b) use its best efforts to complete such inspection, review or audit with minimal disruption of or interference to the operations of Borrower and the Mortgaged Property, Borrower agreeing that in the case of any review or audit to assemble and make available to Lender and its agents all accounts, books and records.
1.11.Notices. Whenever Borrower or Lender shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any of the other Loan Documents (including, without limitation, a notice of default pursuant to this Agreement), each such notice, demand, request or other communication shall be in writing and shall be deemed to have been duly given if sent addressed to the notice addresses for such parties set forth below by hand delivery, by Federal Express or other reputable overnight courier, or by certified mail, postage prepaid, return receipt requested, in any case, with copies as follows:

If to Borrower:	Mari Holdings MD LLC Hartwell Realty Holdings LLC Kind Therapeutics USA, LLC ARL Healthcare Inc. MariMed Advisors Inc. 10 Oceana Way Norwood, MA 02062 Attn: Jon Levine
With a copy to:	Burns & Levinson LLP 125 High Street Boston, Massachusetts 02110 Attn: Frank A. Segall, Esq.
If to Lender:	Needham Bank 1063 Great Plain Avenue Needham, Massachusetts 02492 Attn: Michelle L. Haughton, Vice President
With a copy to:	Nutter, McClennen & Fish, LLP Seaport West 155 Seaport Boulevard Boston, MA 02210-2604 Attn: Wendy M. Fiscus, Esq.
Any party may at any time change its address for such notices by delivering to the other parties hereto, as aforesaid, a notice of such change. Notices hereunder shall be deemed given on the same day if delivered by hand, or on the date shown on the receipt of the delivery service that such notice was actually delivered or refused during normal business hours with written evidence

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of such delivery or refusal with respect to delivery by Federal Express or other recognized overnight courier or by certified mail.
1.12.Conflicts. To the extent that any provision of this Agreement is inconsistent with any corresponding provision in any of the other Loan Documents, then Borrower shall be bound by the more restrictive provision. To the extent possible, however, provisions of this Agreement and the other Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in one such Loan Document shall not be deemed to be an inconsistent provision with the other such Loan Document which contains such provisions or portion thereof. Notwithstanding the foregoing, in no event shall there be deemed cumulative any rights of Borrower under the Loan Documents relative to applicable notice and cure periods.
1.13.Joint and Several Liability. The term “Borrower” shall refer to all of the parties signing this Agreement as a Borrower, and to each of them, and all of them are jointly and severally bound, obligated and liable under this Agreement and the other Loan Documents.
12.CANNABIS LAWS
1.1.Borrower and Lender acknowledge that although certain Massachusetts Marijuana Laws and Maryland Marijuana Laws have legalized the cultivation, distribution, sale and possession of Cannabis, (a) the nature and scope of U.S. Federal Cannabis Laws may result in circumstances where activities permitted under Massachusetts Marijuana Laws and/or Maryland Marijuana Laws may contravene U.S. Federal Cannabis Laws and (b) engagement in Restricted Cannabis Activities may contravene U.S. Federal Cannabis Law. Accordingly, for the purpose hereof, and notwithstanding anything to the contrary contained in this Agreement, each representation, covenant and other provision hereof relating to compliance with Applicable Laws will be subject to the following: (i) engagement in any activity that is a Permitted Cannabis Business, and in respect to which the applicable Governmental Authorities have agreed, or are bound by any future Applicable Laws, to forego or have otherwise suspended prosecution and enforcement of such U.S. Federal Cannabis Laws, will not, in and of itself, be deemed to be non-compliance with Applicable Laws; (ii) engagement in any Restricted Cannabis Activity will be deemed to be non-compliant with Applicable Laws; (iii) no party hereto shall have any right of rescission or amendment to this Agreement arising out of or relating to any non-compliance with U.S. Federal Cannabis Law to the extent that such non-compliance, and the remedies of Governmental Authorities or other third parties associated with such non-compliance, exist as of the date of this Agreement, as determined in the Lender’s sole, but reasonable discretion, unless such non-compliance also constitutes a violation of Massachusetts Marijuana Laws and/or Maryland Marijuana Laws; and (iv) no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with U.S. Federal Cannabis Laws. Nothing contained in this Agreement shall require the parties to violate any provisions of Massachusetts Marijuana Laws and/or Maryland Marijuana Laws or attending regulations, as applicable.
1.2.The grants of rights, powers and authorities herein or in any other Loan Document by Borrower as to access to the properties or books or records of Borrower or the exercise of any rights or remedies that may result in the Lender being considered a “Person or Entity Having Direct Control” (as defined in the Massachusetts Marijuana Laws), or a “Secured Creditor” (as defined in Title 14 of the Emergency Action on Regulations published in Volume 50, Issue 14 of the Maryland Register dated July 14, 2023) or any analogous term as may be incorporated in the Maryland Marijuana Laws subsequent to the date hereof, may only be exercised to the extent that the Lender is acting in accordance with, and has obtained any approvals or permits required by, applicable Massachusetts Marijuana Laws and/or Maryland

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Marijuana Laws, as applicable, and Borrower’s representations as to such grants and such exercise are made subject to applicable Massachusetts Marijuana Laws and Maryland Marijuana Laws and Lender’s compliance therewith. Therefore, to the extent that having or being vested in any such rights, powers or authorities pursuant to this Agreement or any other Loan Document (whether before or after an Event of Default) results in the Lender being required to obtain approval from Cannabis Authorities prior to possessing, being vested in or exercising such rights, then Lender must obtain such approval(s) and comply with applicable Massachusetts Marijuana Laws and/or Maryland Marijuana Laws, as applicable, prior to having or exercising such rights or powers, and Borrower shall fully cooperate with such efforts by the Lender and take all reasonable action necessary to obtain such approvals or compliance at any time that the Lender reasonably requests. THIS SECTION 12.2 WILL GOVERN NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OR IN CONFLICT WITH ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. NOTWITHSTANDING THE FOREGOING, THE BORROWER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT THE INCURRENCE OF MONETARY OBLIGATIONS UNDER THE LOAN DOCUMENTS AND THE PLEDGE OF COLLATERAL UNDER THE LOAN DOCUMENTS DO NOT VIOLATE ANY MASSACHUSETTS MARIJUANA LAWS OR MARYLAND MARIJUANA LAWS.
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

WITNESSES:

/s/Jill Compagnone
Print Witness Name: Jill Compagnone

/s/Jill Compagnone
Print Witness Name: Jill Compagnone

/s/Jill Compagnone
Print Witness Name: Jill Compagnone

/s/Jill Compagnone
Print Witness Name: Jill Compagnone

/s/Jill Compagnone
Print Witness Name: Jill Compagnone

BORROWER:

MARI HOLDINGS MD LLC, a Massachusetts limited liability company

By: /s/ Jon Levine______________________
Name: Jon Levine
Title: Manager

HARTWELL REALTY HOLDINGS LLC, a Massachusetts limited liability company

By: /s/ Jon Levine______________________
Name: Jon Levine
Title: Manager

KIND THERAPEUTICS USA, LLC, a Maryland limited liability company

By:_ /s/ Jon Levine_____________________
Name: Jon Levine
Title: Manager

ARL HEALTHCARE INC., a Massachusetts corporation

By: /s/ Jon Levine______________________
Name: Jon Levine
Title: President and Secretary

MARIMED ADVISORS INC., a Delaware corporation

By: /s/ Jon Levine______________________
Name: Jon Levine
Title: President and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]
[SIGNATURE PAGE – LOAN AGREEMENT]
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WITNESS:                    LENDER:

/s/Pauline Kowakzyk Print Witness Name: Pauline Kowakzyk	NEEDHAM BANK, a Massachusetts co-operative bank By: /s/ Michelle L. Haughton _____________ Name: Michelle L. Haughton Title: Vice President

[SIGNATURE PAGE – LOAN AGREEMENT]
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Note:

Pursuant to Regulation S-K, Item 601(a)(5), the Exhibits and Schedules referenced to in the Loan and Security Agreement have not been filed.  The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.